Exhibit 4.1

CREDIT AGREEMENT

Dated as of October 29, 2004

among

PIONEER DRILLING SERVICES, LTD.

as Borrower,

THE OTHER CREDIT PARTIES SIGNATORY HERETO,

as Credit Parties,

THE LENDERS SIGNATORY HERETO

FROM TIME TO TIME,

as Lenders,

and
THE FROST NATIONAL BANK,

as Administrative Agent, Agent, Lead Arranger and Lender

TABLE OF CONTENTS

1.	AMOUNT AND TERMS OF CREDIT

	1.1	Credit Facilities.
	1.2	Letters of Credit
	1.3	Prepayments.
	1.4	Use of Proceeds
	1.5	Interest and Applicable Margins.
	1.6	Eligible Accounts
	1.7	Cash Management Systems
	1.8	Fees.
	1.9	Receipt of Payments
	1.10	Application and Allocation of Payments.
	1.11	Loan Account and Accounting
	1.12	Indemnity.
	1.13	Access
	1.14	Taxes.
	1.15	Capital Adequacy; Increased Costs; Illegality.
	1.16	Single Loan

2.	CONDITIONS PRECEDENT

	2.1	Conditions to the Initial Loans
	2.2	Further Conditions to Each Loan

3.	REPRESENTATIONS AND WARRANTIES

	3.1	Corporate Existence; Compliance with Law
	3.2	Executive Offices, Collateral Locations, Organizational Structure, FEIN
	3.3	Corporate Power, Authorization, Enforceable Obligations
	3.4	Financial Statements
	3.5	Material Adverse Effect
	3.6	Ownership of Property; Liens
	3.7	Labor Matters
	3.8	Ventures, Subsidiaries and Affiliates and Indebtedness
	3.9	Government Regulation
	3.10	Margin Regulations
	3.11	Taxes
	3.12	ERISA.
	3.13	No Litigation
	3.14	Brokers
	3.15	Intentionally Omitted
	3.16	Full Disclosure
	3.17	Environmental Matters.
	3.18	Insurance
	3.19	Intentionally Omitted
	3.20	Government Contracts
	3.21	Customer and Trade Relations
	3.22	Agreements and Other Documents
	3.23	Solvency
	3.24	Status of Holding Company

4.		FINANCIAL STATEMENTS AND INFORMATION

	4.1	Reports and Notices.
	4.2	Communication with Accountants

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5.	AFFIRMATIVE COVENANTS

	5.1	Maintenance of Existence and Conduct of Business
	5.2	Payment of Charges.
	5.3	Books and Records
	5.4	Insurance; Damage to or Destruction of Collateral.
	5.5	Compliance with Laws
	5.6	Supplemental Disclosure
	5.7	Intellectual Property
	5.8	Environmental Matters
	5.9	Further Assurances
	5.10	Additional Guarantors

6.	NEGATIVE COVENANTS

	6.1	Mergers, Subsidiaries, Etc.
	6.2	Investments; Loans and Advances
	6.3	Indebtedness.
	6.4	Employee Loans and Affiliate Transactions.
	6.5	Capital Structure and Business
	6.6	Guaranteed Indebtedness
	6.7	Liens
	6.8	Sale of Stock and Assets
	6.9	ERISA
	6.10	Financial Covenants
	6.11	Hazardous Materials
	6.12	Sale-Leasebacks
	6.13	Cancellation of Indebtedness
	6.14	Restricted Payments
	6.15	Change of Corporate Name or Location; Change of Fiscal Year
	6.16	No Impairment of Intercompany Transfers
	6.17	No Speculative Transactions

7.	TERM

	7.1	Termination
	7.2	Survival of Obligations Upon Termination of Financing Arrangements

8.	EVENTS OF DEFAULT; RIGHTS AND REMEDIES

	8.1	Events of Default
	8.2	Remedies.
	8.3	Waivers by Credit Parties

9.	ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

	9.1	Assignment and Participations.
	9.2	Appointment of Agent
	9.3	Agent’s Reliance, Etc.
	9.4	Frost Bank and Affiliates
	9.5	Lender Credit Decision
	9.6	Indemnification
	9.7	Successor Agent
	9.8	Setoff and Sharing of Payments
	9.9	Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

10.	SUCCESSORS AND ASSIGNS

10.1		Successors and Assigns

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11.	MISCELLANEOUS

	11.1	Complete Agreement; Modification of Agreement.
	11.2	Amendments and Waivers.
	11.3	Fees and Expenses
	11.4	No Waiver
	11.5	Remedies
	11.6	Severability
	11.7	Conflict of Terms
	11.8	Confidentiality
	11.9	GOVERNING LAW
	11.10	Notices
	11.11	Section Titles
	11.12	Counterparts
	11.13	WAIVER OF JURY TRIAL
	11.14	Intentionally Omitted
	11.15	Reinstatement
	11.16	Advice of Counsel
	11.17	No Strict Construction
	11.18	USA PATRIOT Act Notice
	11.19	No Oral Agreements

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INDEX OF APPENDICES

Annex A (Recitals)	-	Definitions
Annex B (Section 1.2)	-	Letters of Credit
Annex C (Section 2.1(a))	-	Closing Checklist
Annex D (Section 4.1(a))	-	Financial Statements — Reporting
Annex E (Section 4.1(b))	-	Collateral Reports
Annex F (Section 6.10)	-	Financial Covenants
Annex G (Section 9.9(a))	-	Lenders’ Wire Transfer Information
Annex H (Section 11.10)	-	Notice Addresses Annex I (from Annex A-
Commitments definition)	-	Commitments as of Closing Date

Exhibit 1.1(a)(i)	-	Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)	-	Form of Revolving Note
Exhibit 1.1(b)(i)	-	Form of Notice of Acquisition Loan
Exhibit 1.1(b)(ii)	-	Form of Acquisition Note
Exhibit 1.1(b)(iii)	-	Form of Security Agreement
Exhibit 4.1(b)	-	Form of Borrowing Base Certificate
Exhibit 9.1(a)	-	Form of Assignment and Assumption Agreement

Schedule 1.1	-	Agent’s Representatives

Disclosure Schedule 3.1	-	Type of Entity; State of Organization
Disclosure Schedule 3.2	-	Executive Offices, Collateral Locations, FEIN
Disclosure Schedule 3.4(a)	-	Financial Statements
Disclosure Schedule 3.6	-	Real Estate and Leases
Disclosure Schedule 3.7	-	Labor Matters
Disclosure Schedule 3.8	-	Ventures; Subsidiaries and Affiliates; Indebtedness
Disclosure Schedule 3.11	-	Tax Matters
Disclosure Schedule 3.12	-	ERISA Plans
Disclosure Schedule 3.13	-	Litigation
Disclosure Schedule 3.17	-	Hazardous Materials
Disclosure Schedule 3.18	-	Insurance
Disclosure Schedule 3.20	-	Government Contracts
Disclosure Schedule 3.22	-	Material Agreements
Disclosure Schedule 5.1	—	Trade Names
Disclosure Schedule 6.3	—	Indebtedness
Disclosure Schedule 6.4(a)	—	Transactions with Affiliates
Disclosure Schedule 6.7	—	Existing Liens

This CREDIT AGREEMENT (this “Agreement”), dated as of October 29, 2004, by and among PIONEER DRILLING SERVICES, LTD., a Texas limited partnership (“Borrower”); the other Credit Parties signatory hereto; THE FROST NATIONAL BANK, a national banking association (in its individual capacity, “Frost Bank”), for itself, as Lender, as Lead Arranger, and as Agent for Lenders, and the other Lenders signatory hereto from time to time.

RECITALS

WHEREAS, Borrower has requested that Lenders extend revolving and term credit facilities to Borrower of up to Forty-Seven Million Dollars ($47,000,000) in the aggregate for the following purposes:  (a) funding a portion of the purchase price of certain drilling rigs and/or drilling rig transportation equipment and associated equipment (“Drilling Rigs”) acquired by Borrower; (b) working capital financing for Borrower; and (c) other purposes permitted hereunder; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrower of up to such amount upon the terms and conditions set forth herein; and

WHEREAS, Borrower has agreed to secure all of its obligations under the Loan Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon all of the Collateral; and

WHEREAS, PIONEER DRILLING COMPANY, a Texas corporation (“Holding Company”), is willing to guarantee all of the obligations of Borrower to Agent and Lenders under the Loan Documents; and

WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern.  All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, “Appendices”) hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement.  These Recitals shall be construed as part of the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.     AMOUNT AND TERMS OF CREDIT

1.1           Credit Facilities.

(a)           Revolving Credit Facility.

(i)            Subject to the terms and conditions hereof, each Revolving Lender agrees to make available to Borrower from time to time until the Revolving Commitment Termination Date its Pro Rata Share of advances (each, a “Revolving Credit Advance”).  The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment.  The obligations of each Revolving Lender hereunder shall be several and not joint.  Until the Revolving Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.1(a); provided, that the amount of any Revolving Credit Advance to be made at any time shall not exceed Revolving Borrowing Availability at such time.  Revolving Borrowing Availability may be further reduced by Reserves imposed by Agent in its reasonable credit judgment.  Each Revolving Credit Advance shall be made on notice by Borrower to one of the representatives of Agent identified in Schedule 1.1 at the address specified therein.  Any such notice must be given no later than 11:00 a.m. (San Antonio time) on the Business Day of the proposed Revolving Credit Advance.  Each such notice (a ”Notice of Revolving Credit Advance”) must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be required by Agent.

(ii)           Except as provided in Section 1.11, Borrower shall execute and deliver to each Revolving Lender a note to evidence the Revolving Loan Commitment of that Revolving Lender.  Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(ii) (each a “Revolving Note” and, collectively, the

“Revolving Notes”).  Each Revolving Note shall represent the obligation of Borrower to pay the amount of Revolving Lender’s Revolving Loan Commitment or, if less, such Revolving Lender’s Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to Borrower together with interest thereon as prescribed in Section 1.5.  The entire unpaid balance of the Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Revolving Commitment Termination Date.

(b)           Acquisition Credit Facility.

(i)            Subject to the terms and conditions hereof, each Acquisition Lender agrees to make available to Borrower on a non-revolving basis from time to time until the Acquisition Commitment Termination Date, its Pro Rata share of advances (each an “Acquisition Loan” and collectively, the “Acquisition Loans”).  The Pro Rata Share of the Acquisition Loans of any Acquisition Lender shall not at any time exceed its separate Acquisition Facility Commitment.  The obligations of each Acquisition Lender hereunder shall be several and not joint.  Each Acquisition Loan shall be made on notice by Borrower to one of the representatives of Agent identified in Schedule 1.1 at the address specified therein.  Any such notice must be given no later than 11:00 a.m. (San Antonio time) not less than 5 Business Days prior to the proposed Acquisition Loan.  Each such notice (a ”Notice of Acquisition Loan”) must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(b)(i), and shall include the information required in such Exhibit and such other information as may be required by Agent.  Each Acquisition Loan shall be evidenced by a promissory note in the principal amount of such Acquisition Loan, substantially in the form of Exhibit 1.1(b)(ii) (each an “Acquisition Note” and collectively the “Acquisition Notes”) and secured by a Security Agreement substantially in the form of Exhibit 1.1(b)(iii) granting to Agent a valid and perfected first priority security interest in the Drilling Rig(s) to be acquired by such Acquisition Loan, and, except as provided in Section 1.11, Borrower shall execute and deliver each Acquisition Note to the applicable Acquisition Lender.  Each Acquisition Note shall represent the obligation of Borrower to pay such Acquisition Lender’s Pro Rata Share of the unpaid principal amount of the Acquisition Loan, together with interest thereon as prescribed in Section 1.5.

(ii)           Borrower shall repay the principal amount of each Acquisition Loan in thirty-six (36) consecutive equal monthly installments based on an amortization of the original principal amount of each Advance Note over a period of six (6) years from the date of the Advance Note, on the first day of each month, commencing on the first day of the month following thirty (30) days from the date of the advance.  The final installment of each Advance Note shall be due three (3) years from the date of the advance of the Advance Note in the amount of the remaining principal balance of the Advance Note.

(iii)          No payment with respect to the Acquisition Loans may be reborrowed.

(iv)          Each payment of principal with respect to an Acquisition Loan shall be paid to Agent for the ratable benefit of each Acquisition Lender, ratably in proportion to each such Acquisition Lender’s respective Acquisition Loan Commitment.

(c)           Reliance on Notices.  Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Acquisition Loan or similar notice executed by an Authorized Person and believed by Agent to be genuine.  Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary.

1.2           Letters of Credit.  Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower shall have the right to request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Borrower.

1.3           Prepayments.

(a)           Voluntary Prepayments.  Borrower may at any time voluntarily prepay all or part of an Acquisition Loan.  In addition, Borrower may at any time on at least 10 days’ prior written notice to Agent terminate the Revolving Loan Commitment and the Acquisition Facility Commitment; provided that upon such termination, all Loans and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex B.  Upon any such prepayment and termination of the Revolving Loan Commitment, Borrower’s right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf shall simultaneously be terminated.  Upon any such prepayment and termination of the Acquisition Facility Commitment, Borrower’s right to request Acquisition Loans shall simultaneously be terminated.  Any partial prepayments of an Acquisition Loan made by Borrower shall be applied to prepay the scheduled installments of the Acquisition Loan in inverse order of maturity.

(b)           Mandatory Prepayments.

(i)            If at any time the outstanding balances of the Revolving Loan exceed the lesser of (A) the Revolving Loan Commitment Maximum Amount and (B) the Borrowing Base, Borrower shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess.  If any such excess remains after repayment in full of the aggregate outstanding  Revolving Credit Advances, Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such excess.

(ii)           Immediately upon receipt by any Credit Party of proceeds of any asset disposition (excluding proceeds of asset dispositions permitted by Section 6.8) or any sale of Stock of any Subsidiary of any Credit Party, Borrower shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrower in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith; and provided that any such prepayment shall be applied in accordance with Section 1.3(c); and further provided that at the option of the Borrower and so long as no Default or Event of Default shall have occurred and be continuing or would be caused thereby, (i) Borrower may use up to $2,000,000 of such net proceeds realized in the aggregate subsequent to the Closing Date from any such disposition or sales to purchase assets used in Borrower’s business, in each case within three (3) months after the consummation of the relevant sale or other disposition, subject to satisfaction of the following conditions:  (y) in the event Borrower elects to exercise its rights pursuant to this clause (i), Borrower shall deliver a certificate to Agent designating the amount of such net proceeds which Borrower expects to use during the subsequent three (3) month period and prepare the Loans in an amount equal to all net proceeds from such sale or disposition not so designated, and (z) within three (3) months after the relevant sale or other disposition, Borrower shall (1) deliver a certificate to Agent certifying the amount and use of such net proceeds actually so used and (2) deliver to Agent, for application in accordance with this subsection, an amount equal to the remaining unused net proceeds.

(c)           Application of Certain Mandatory Prepayments.  Any prepayments made by Borrower pursuant to Sections 1.3(b)(ii) above shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Acquisition Loans; third, to prepay the scheduled principal installments of the Acquisition Loans in inverse order of maturity, until such Acquisition Loans shall have been prepaid in full; fourth, to interest then due and payable on the Revolving Credit Advances; fifth, to the outstanding principal balance of Revolving Credit Advances until the same has been paid in full; and sixth, to any Letter of Credit Obligations, to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B.  The Revolving Loan Commitment shall not be permanently reduced by the amount of any such prepayments.

(d)           Application of Prepayments from Insurance Proceeds.  With respect to insurance proceeds relating to a Drilling Rig, prepayments from insurance proceeds in accordance with Section 5.4(c) shall be applied to the scheduled installments of the Acquisition Loan which is secured by the Collateral subject to the casualty giving rise to such insurance proceeds, in inverse order of maturity.

(e)           No Implied Consent.  Nothing in this Section 1.3 shall be construed to constitute Agent’s or any Lender’s consent to any transaction that is not  permitted by other provisions of this Agreement or the other Loan Documents.

1.4           Use of Proceeds.  Borrower shall utilize the proceeds of the Acquisition Loans solely for the acquisition or construction of Drilling Rigs and the Revolving Loan solely for the financing of Borrower’s ordinary working capital and general business needs.

1.5           Interest.

(a)           Borrower shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates:  (i) with respect to the Revolving Credit Advances, the lesser of the Prime Rate per annum or the Maximum Lawful Rate; and (ii) with respect to the Acquisition Loans, the lesser of Prime Rate per annum or the Maximum Lawful Rate.

(b)           If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(c)           All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable.  The Prime Rate is a floating rate determined for each day.  Each determination by Agent of an interest rate and Fees hereunder shall be final, binding and conclusive on Borrower, absent manifest error.

(d)           So long as an Event of Default has occurred and is continuing under Section 8.1(h) or (i), or so long as any other Default or Event of Default has occurred and is continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by five percentage points (5%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder (“Default Rate”), and all outstanding Obligations shall bear interest at the lesser of the Default Rate applicable to such Obligations or the Maximum Lawful Rate. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Default or Event of Default until that Default or Event of Default is cured or waived and shall be payable upon demand.

(e)           Notwithstanding anything to the contrary set forth in this Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate,

Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.5(a) through (d), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply.  In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.  If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.  If, notwithstanding the provisions of this Section 1.5(e), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.10  and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

1.6           Eligible Accounts.  All of the Accounts owned by Borrower and reflected in the most recent Borrowing Base Certificate delivered by Borrower to Agent shall be “Eligible Accounts” for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies.  Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment consistent with its criteria for other similarly situated credits, subject to the approval of Requisite Revolving Lenders in the case of adjustments, new criteria or changes in advance rates which have the effect of making more credit available.  Eligible Accounts shall not include any Account of Borrower:

(a)           that does not arise from the sale of goods or the performance of services by Borrower in the ordinary course of its business;

(b)           (i) upon which Borrower’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to Borrower’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(c)           in the event that any defense, counterclaim, setoff or dispute is asserted as to such Account;

(d)           that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and not rejected by the applicable Account Debtor;

(e)           with respect to which an invoice, has not been sent to the applicable Account Debtor;

(f)            that (i) is not owned by Borrower or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders;

(g)           that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party;

(h)           that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing and Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting the assignment thereof with respect to such obligation;

(i)            that is the obligation of an Account Debtor located in a foreign country other than Canada (excluding the province of Newfoundland, the Northwest Territories and the Territory of Nunavut) unless payment thereof is assured by a letter of credit assigned and delivered to Agent, satisfactory to Agent as to form, amount and issuer;

(j)            to the extent Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to Borrower or any Subsidiary thereof but only to the extent of the potential offset;

(k)           that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

(l)            that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

(i)            the Account is not paid within 60 days following its original invoice date;

(ii)           the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(iii)          a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

(m)          that is the obligation of an Account Debtor if 20% or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1.6;

(n)           as to which Agent’s Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

(o)           as to which any of the representations or warranties in the Loan Documents are untrue;

(p)           to the extent such Account is evidenced by a judgment, Instrument or Chattel  Paper;

(q)           to the extent such Account exceeds any credit limit established by Agent, in its reasonable credit judgment, following prior notice of such limit by Agent to Borrower;

(r)            to the extent that such Account, together with all other Accounts owing to such Account Debtor and its Affiliates as of any date of determination exceed 20% of all Eligible Accounts provided that such ineligibility with respect to such Accounts for such reason will only be as to such excess;

(s)           that is payable in any currency other than Dollars; or

(t)            that is otherwise unacceptable to Agent in its reasonable credit judgment.

1.7           Cash Management Systems.  On or prior to the Closing Date, Borrower will establish and will maintain until the Termination Date, a cash management system acceptable to Agent in all respects (the “Cash Management Systems”).  Agent hereby acknowledges and agrees that Borrower’s current cash management system is acceptable to Agent.

1.8           Fees.

(a)           Borrower shall pay to Frost Bank, individually, the Fees specified in that certain fee letter dated as of the date of this Agreement between Borrower and Frost Bank (the “Frost Bank Fee Letter”), at the times specified for payment therein; provided, the Fees will be limited such that such Fees do not result in the interest contracted for, charged or received exceeding the Maximum Lawful Rate, and to the extent that they would, the excess will be refunded to Borrower.

(b)           As additional compensation for the Acquisition Lenders, Borrower shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on December 31, 2005 and on the last day of each calendar quarter thereafter to and including the Acquisition Facility Termination Date, a Fee for Borrower’s non-use of available funds in an amount equal to one-quarter of one percent (.25%) per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the Acquisition Facility Maximum Amount and (y) the average for the period of the daily closing balances of the Acquisition Loans outstanding for the immediately preceding three (3) month period for which the such Fee is due.

(c)           Borrower shall pay to Agent, for the ratable benefit of Revolving Lenders, the Letter of Credit Fee as provided in Annex B.

1.9           Receipt of Payments.  Borrower shall make each payment under this Agreement not later than 2:00 p.m. (San Antonio time) on the day when due in immediately available funds in Dollars as directed by Agent in writing.  For purposes of computing interest and Fees and determining Revolving Borrowing Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received by Agent prior to 2:00 p.m. San Antonio time.  Payments received after 2:00 p.m. San Antonio time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

1.10         Application and Allocation of Payments.

(a)           So long as no Default or Event of Default has occurred and is continuing, (i) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (ii) voluntary prepayments shall be applied as determined by Borrower, subject to the provisions of Section 1.3(a); and (iii) mandatory prepayments shall be applied as set forth in Sections 1.3(c) and 1.3(d).  All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share.  As to any other payment, and as to all payments made when a Default or Event of Default has occurred and is continuing or following the Revolving Commitment Termination Date and/or the Acquisition Termination Date, as applicable, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records.  In the absence of a specific determination by Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Agent’s expenses reimbursable hereunder; (2) to interest on the Loans, ratably in proportion to the interest accrued as to each Loan; (3) to principal payments on the Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate, combined principal balance of the Loans and outstanding Letter of Credit Obligations; and (4) to all other Obligations including expenses of Lenders to the extent reimbursable under Section 11.3.

(b)           Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to pay promptly any such amounts as and when due, even if the amount of such charges would exceed Revolving Borrowing Availability at such time.  At Agent’s option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

1.11         Loan Account and Accounting.  Agent shall maintain a loan account (the “Loan Account”) on its books to record:  all Advances,  all payments made by Borrower, and  all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations.  All entries in the Loan Account shall be made in accordance with Agent’s customary accounting practices as in effect from time to time.  The balance in the Loan Account, as recorded on Agent’s most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower’s duty to pay the Obligations.  Agent shall render to Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account for the immediately preceding month.  Unless Borrower notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within 30 days after the date thereof, each and every such accounting shall, absent manifest error, be deemed final, binding and conclusive on Borrower in all respects as to all matters reflected therein.  Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower.  Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

1.12         Indemnity.

(a)           Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person’s respective officers, directors, employees, attorneys, agents and representatives (each, an “Indemnified Person”), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, “Indemnified Liabilities”); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that  Indemnified Person’s gross negligence or willful misconduct.  NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

1.13         Access.  Each Credit Party that is a party hereto shall, during normal business hours, from time to time upon 1 Business Day’s prior notice as frequently as Agent determines to be appropriate: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party’s books and records, and (c) permit Agent, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts and other Collateral of any Credit Party.  If a Default or Event of Default has occurred and is continuing or if access is necessary to preserve or protect the Collateral as determined by the Agent, each such Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice.  Furthermore, so long as any Event of

Default has occurred and is continuing, Borrower shall provide Agent and each Lender with access to its suppliers and customers. Each Credit Party shall make available to Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records that Agent may reasonably request.  Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time request, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party.  Agent will give Lenders at least 5 days’ prior written notice of regularly scheduled audits.  Representatives of other Lenders may accompany Agent’s representatives on regularly scheduled audits at no charge to Borrower.

1.14         Taxes.

(a)           Any and all payments by Borrower hereunder or under the Notes shall be made in accordance with this Section 1.14, free and clear of and without deduction for any and all present or future Taxes except any Taxes imposed with respect to a Lender to which such Lender is subject as of the date it becomes a Lender (“Excluded Taxes”).  If Borrower shall be required by law to deduct any Taxes (other than Excluded Taxes) from or in respect of any sum payable hereunder or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.14) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.  Within 30 days after the date of any payment of Taxes, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.  Agent and Lenders shall not be obligated to return or refund any amounts received pursuant to this Section.  Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such Taxes being imposed, the affected Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.14(a).

(b)           Each Credit Party that is a signatory hereto shall indemnify and, within 10 days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.14 but excluding Excluded Taxes) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.  Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such Taxes being imposed, the affected Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.14(b).

(c)           Each Lender organized under the laws of a jurisdiction outside the United States (a “Foreign Lender”) as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower and Agent a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender’s entitlement to such exemption (a “Certificate of Exemption”).  Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower and Agent prior to becoming a Lender hereunder.  No foreign Person may become a Lender hereunder if such Person fails to deliver a Certificate of Exemption in advance of becoming a Lender.

1.15         Capital Adequacy; Increased Costs; Illegality.

(a)           If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction.  A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.  Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.15(a).

(b)           Without duplication with respect to Section 1.15(a), if, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining  any Loan, then Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost.  A certificate as to the amount of such increased cost, submitted to Borrower and to Agent by such Lender, shall be conclusive and binding on Borrower for all purposes, absent manifest error.  Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.15(b).

(c)           Within 15 days after receipt by Borrower of written notice and demand from any Lender (an “Affected Lender”) for payment of additional amounts or increased costs as provided in Sections 1.14(a), 1.15(a) or 1.15(b), Borrower may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender.  So long as no Default or Event of Default has occurred and is continuing, Borrower, with the consent of Agent, may obtain, at Borrower’s expense, a replacement Lender (“Replacement Lender”) for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent.  If Borrower obtains a Replacement Lender within 90 days following notice of its intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale; provided, that Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.  Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within 15 days following its receipt of Borrower’s notice of intention to replace such Affected Lender.  Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender within 90 days thereafter, Borrower’s rights under this Section 1.15(c) shall terminate with respect to such Affected Lender and Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.14(a), 1.15(a) and 1.15(b).

1.16         Single Loan.  All Loans to Borrower and all of the other Obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured, until the Termination Date, by all of the Collateral.

2.     CONDITIONS PRECEDENT

2.1           Conditions to the Initial Loans.  No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Agent, or waived in writing by Agent and Lenders:

(a)           Credit Agreement; Loan Documents.  This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower, each other Credit Party, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex C, each in form and substance reasonably satisfactory to Agent.

(b)           Approvals.  Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer’s certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required.

(c)           Opening Availability.  The Eligible Accounts supporting the initial Revolving Credit Advance and the initial Letter of Credit Obligations incurred and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as determined by Agent, to provide Borrower with Revolving Borrowing Availability, after giving effect to the initial Revolving Credit Advance, the incurrence of any initial Letter of Credit Obligations and the consummation of the Related Transactions (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least $3,000,000.00.

(d)           Payment of Fees.  Borrower shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.8 (including the Fees specified in the Frost Bank Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.

(e)           Capital Structure: Other Indebtedness.  The capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Agent in its sole discretion.

(f)            Due Diligence.  Agent shall have completed its business and legal due diligence, including a roll forward of its previous Collateral audit with results reasonably satisfactory to Agent.

2.2           Further Conditions to Each Loan.  Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance or incur any Letter of Credit Obligation, if, as of the date thereof:

(a)           any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement, and Agent or Requisite Revolving Lenders have determined not to make such Revolving Credit Advance, or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect;

(b)           any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement, and Agent or Requisite Acquisition Lenders have determined not to make such Acquisition Loan as a result of the fact that such warranty or representation is untrue or incorrect;

(c)           any event or circumstance having a Material Adverse Effect has occurred since the date hereof as determined by the Requisite Revolving Lenders, and Agent or Requisite Revolving Lenders have determined not to make such Revolving Credit Advance, or incur such Letter of Credit Obligation as a result of the fact that such event or circumstance has occurred;

(d)           any event or circumstance having a Material Adverse Effect has occurred since the date hereof as determined by the Requisite Acquisition Lenders, and Agent or Requisite Acquisition Lenders have determined not to make such Acquisition Loan as a result of the fact that such event or circumstance has occurred;

(e)           any Default or Event of Default has occurred and is continuing or would result after giving effect to any Revolving Advance (or the incurrence of any Letter of Credit Obligation), and Agent or Requisite Revolving Lenders shall have determined not to make any Revolving Credit Advance or incur any Letter of Credit Obligation as a result of that Default or Event of Default; or

(f)            any Default or Event of Default has occurred and is continuing or would result after giving effect to any Acquisition Loan, and Agent or Requisite Acquisition Lenders shall have determined not to make any Acquisition Loans as a result of that Default or Event of Default; or

(g)           after giving effect to any Revolving Credit Advance (or the incurrence of any Letter of Credit Obligations), the outstanding principal amount of the Revolving Loan would exceed the lesser of the Borrowing Base and the Revolving Loan Commitment Maximum Amount.

The request and acceptance by Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrower that the conditions in this Section 2.2  have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Agent’s Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

3.     REPRESENTATIONS AND WARRANTIES

To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

3.1           Corporate Existence; Compliance with Law.  Each Credit Party (a) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth in Disclosure Schedule (3.1); (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses, damages or liabilities in excess of $50,000; (c) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter and bylaws or partnership or operating agreement, as applicable; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

3.2           Executive Offices, Collateral Locations, Organizational Structure, FEIN.  As of the Closing Date, the current location of each Credit Party’s chief executive office are set forth in Disclosure Schedule (3.2), and none of such locations has changed within 12 months preceding the Closing Date.  Except as specified elsewhere herein, all Collateral and records concerning the Collateral shall be kept at such address.  As of the Closing Date, Borrower’s organizational structure, state of organization, and organizational number (the “Organizational Information”) are as set forth on Disclosure Schedule (3.2), none of which has changed within 12 months preceding the Closing Date.  In addition, Disclosure Schedule (3.2) lists the federal employer identification number of each Credit Party.

3.3           Corporate Power, Authorization, Enforceable Obligations.  The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person’s power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) do not contravene any provision of such Person’s charter, bylaws or partnership or operating agreement as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(b), all of which will have been duly obtained, made or complied with prior to the Closing Date.  Each of the Loan Documents shall be duly executed and delivered by each Credit Party that is a party thereto and each such Loan Document shall constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

3.4           Financial Statements.  All Financial Statements concerning Holding Company and its Subsidiaries that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

(a)           Financial Statements.  The following Financial Statements attached hereto as Disclosure Schedule (3.4(a)) have been delivered on the date hereof:

(i)            The audited consolidated balance sheets at March 31, 2003 and 2004 and the related statements of income and cash flows of Holding Company and its Subsidiaries for the Fiscal Years then ended, certified by KPMG.

(ii)           The unaudited balance sheet(s) at June 30, 2004 and the related statement(s) of income and cash flows of Holding Company and its Subsidiaries for the one (1) Fiscal Quarter then ended.

3.5           Material Adverse Effect.  Between June 30, 2004 and the Closing Date, (a) no Credit Party has incurred any obligations, contingent or noncontingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party’s assets and no law or regulation applicable to any Credit Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of Borrower’s knowledge no third party is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect.  Between June 30, 2004 and the Closing Date no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

3.6           Ownership of Property; Liens.  As of the Closing Date, the real estate (“Real Estate”) listed in Disclosure Schedule (3.6) constitutes all of the real property owned, leased, subleased, or used by any Credit Party.  Subject to the Permitted Encumbrances, each Credit Party owns good and marketable fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6), and copies of all such leases or a summary of terms thereof reasonably satisfactory to Agent have been delivered to Agent.  Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date.  Subject to the Permitted Encumbrances, each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets.  As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions  known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances.  Each Credit Party has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party’s right, title and interest in and to all such Real Estate and other properties and assets.  Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate as of the Closing Date.  As of the Closing Date, no portion of any Credit Party’s Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied.  As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

3.7           Labor Matters.  As of the Closing Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party’s knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in Disclosure Schedule (3.7), no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Agent); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party’s knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party’s knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule (3.7), there are no material complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

3.8           Ventures, Subsidiaries and Affiliates; Indebtedness.  Except as set forth in Disclosure Schedule (3.8), as of the Closing Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person.  All outstanding Indebtedness and Guaranteed Indebtedness of each Credit Party as of the Closing Date (except for the Obligations) is described in Section 6.3 (including Disclosure Schedule (6.3)).

3.9           Government Regulation.  No Credit Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940.  No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrower, the incurrence of the Letter of Credit Obligations on behalf of Borrower, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

3.10         Margin Regulations.  No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”).  No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board.  No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

3.11         Taxes.  All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid),  excluding Charges or other amounts being contested in accordance with Section 5.2(b).  Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities.  Disclosure Schedule (3.11) sets forth as of the Closing Date those taxable years for which any Credit Party’s tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding.  Except as described in Disclosure Schedule (3.11), no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges.  None of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party’s knowledge, as a transferee.  As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

3.12         ERISA.

(a)           Disclosure Schedule (3.12) lists all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans, as of the Closing Date.  Copies of all such listed Plans, together with a copy of the latest form.  IRS/DOL 5500-series for each such Plan have been delivered to Agent.  Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status.  Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104-23.  Neither any Credit Party nor ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan.  Neither any Credit Party nor ERISA Affiliate has engaged in a “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

(b)           Except as set forth in Disclosure Schedule (3.12), as of the Closing Date: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 404(b)(1) of ERISA, nor has any Title IV Plan of any Credit Party or ERISA Affiliate (determined at any time within the past five years) with Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; (vi) except in the case of any ESOP, Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan; and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor’s Corporation or an equivalent rating by another nationally recognized rating agency.

3.13         No Litigation.  As of the Closing Date, no action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, “Litigation”), (a) that challenges any Credit Party’s right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect.  Except as set forth on Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or threatened that seeks damages in excess of $100,000 or injunctive relief against, or alleges criminal misconduct of, any Credit Party.

3.14         Brokers.  No broker or finder acting on behalf of any Credit Party or Affiliate thereof brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

3.15         Intentionally Omitted.

3.16         Full Disclosure.  No information contained in this Agreement, any of the other Loan Documents, any Financial Statements or Collateral Reports or other written reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.  The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances.

3.17         Environmental Matters.

(a)           Except as set forth in Disclosure Schedule (3.17), as of the Closing Date: (i) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities which could reasonably be expected to exceed $100,000; (ii) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to exceed $100,000, and all such Environmental Permits are valid, uncontested and in good standing; (iii) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $100,000, and no Credit Party has expressly permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (iv) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $100,000 or injunctive relief against, or that alleges criminal misconduct by, any Credit Party; (v) no notice has been received by any Credit Party identifying it as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a “potentially responsible party” under CERCLA or analogous state statutes; and (vi) the Credit Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party and available to a Credit Party.

(b)           Each Credit Party hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of Credit Party’s affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party’s compliance with Environmental Laws or Environmental Permits.

3.18         Insurance.  Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

3.19         Intentionally Omitted.

3.20         Government Contracts.  Except as set forth in Disclosure Schedule (3.20), as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party’s Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.

3.21         Customer and Trade Relations.  As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party,  threatened termination or cancellation of, or any material adverse modification or change in:   the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding 12 months caused them to be ranked among the ten largest customers of such Credit Party; or  the business relationship of any Credit Party with any supplier material to its operations.

3.22         Agreements and Other Documents.  As of the Closing Date, each Credit Party has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which is listed in Disclosure Schedule (3.22):  supply agreements and purchase agreements not terminable by such Credit Party within 60 days following written notice issued by such Credit Party and involving transactions in excess of $1,000,000 per annum; leases of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum;  licenses and permits held by the Credit Parties, the absence of which could be reasonably likely to have a Material Adverse Effect; instruments and documents evidencing any Indebtedness or Guaranteed Indebtedness of such Credit Party in excess of $1,000,000 and any Lien granted by such Credit Party with respect thereto.

3.23         Solvency.  Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or incurred on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or incurred, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower, (c) the consummation of the other Related Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is and will be Solvent.

3.24         Status of Holding Company.  As of the Closing Date, Holding Company will not be engaged in any business or incurred any Indebtedness or any other liabilities (except in connection with its corporate formation, the Related Transactions Documents and this Agreement).

4.     FINANCIAL STATEMENTS AND INFORMATION

4.1           Reports and Notices.

(a)           Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Acquisition Commitment Termination Date, it shall deliver to

Agent or to Agent and Lenders, as required, the Financial Statements, notices and other information at the times, to the Persons and in the manner set forth in Annex D.

(b)           Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner set forth in Annex E.

4.2           Communication with Accountants.  Each Credit Party executing this Agreement authorizes (a) Agent and (b) so long as an Event of Default has occurred and is continuing, each Lender, to communicate directly with its independent certified public accountants, and authorizes and, at Agent’s request, shall instruct those accountants and advisors to disclose and make available to Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party.

5.     AFFIRMATIVE COVENANTS

Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

5.1           Maintenance of Existence and Conduct of Business.  Each Credit Party shall:  do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises;  continue to conduct its business substantially as now conducted or as otherwise permitted hereunder;  at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and  transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1).

5.2           Payment of Charges.

(a)           Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen and bailees, in each case, before any thereof shall become past due.

(b)           Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing payment of the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (iii) none of the Collateral  becomes subject to forfeiture or loss as a result of such contest, (iv) such Credit Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met, and (v) Agent has not advised Borrower in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

5.3           Books and Records.  Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(a)).

5.4           Insurance; Damage to or Destruction of Collateral.

(a)           The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule (3.18) as in effect on the date hereof or otherwise in form and amounts and with insurers reasonably acceptable to Agent.  Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent) shall contain provisions pursuant to which the insurer agrees to provide 30 days prior written notice to Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy.  If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable.  Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor.  By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party’s failure to maintain such insurance or pay any premiums therefor.  All sums so disbursed, including reasonable attorneys’ fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Agent and shall be additional Obligations hereunder secured by the Collateral.

(b)           Agent reserves the right at any time upon any change in any Credit Party’s risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Agent’s opinion, adequately protect both Agent’s and Lender’s interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry.  If reasonably requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Agent, with respect to its insurance policies.

(c)           Borrower shall deliver to Agent, in form and substance reasonably satisfactory to Agent, endorsements to (i) all “All Risk” insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured.  Borrower irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $500,000, as Borrower’s true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such “All Risk” policies of insurance, endorsing the name of Borrower on any check or other item of payment for the proceeds of such “All Risk” policies of insurance and for making all determinations and decisions with respect to such “All Risk” policies of insurance.  Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney.  Borrower shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $500,000 or more, whether or not covered by insurance.  After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(d), or permit or require Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $1,000,000 in the aggregate at any one time, Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; provided that if such Credit Party has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section 1.3(d).  All such insurance proceeds that are to be made available to Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan up to such outstanding balance (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Agent shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied.  Thereafter, such funds shall be made available to such Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower shall request a Revolving Credit Advance be made to such Credit Party in the amount requested to be released; (ii) so long as the conditions set forth in Section 2.2 have been met, Revolving Lenders shall make such Revolving Credit Advance or Agent shall release funds from the cash collateral account; and (iii) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance.  To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(d); provided that in the case of such insurance proceeds pertaining to any Credit Party other than Borrower not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied to the Loans owing by Borrower.

5.5           Compliance with Laws.  Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to  ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.6           Supplemental Disclosure.  From time to time as may be reasonably requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

5.7           Intellectual Property.  Each Credit Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.

5.8           Environmental Matters.  Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities in excess of $100,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $100,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter.  If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then  each Credit Party shall, upon Agent’s written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrower’s expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater.  Borrower shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of  the Obligations secured hereunder.

5.9           Further Assurances.  Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party’s expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

5.10         Additional Guarantors.  Upon the creation from time to time of any Subsidiary of Borrower or Holding Company, such Subsidiary shall execute and deliver a guaranty of the Obligations in form and substance satisfactory to Agent.

6.     NEGATIVE COVENANTS

Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof until the Termination Date:

6.1           Mergers, Subsidiaries, Etc.  no Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person, unless such merger or acquisition is substantially comprised of Drilling Rigs.

6.2           Investments; Loans and Advances.  Except as otherwise expressly permitted by this Section 6.2, no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise (an “Investment”), except that:  (a) Borrower may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrower does not exceed $500,000; (b) each Credit Party may maintain its existing investments in its Subsidiaries as of the Closing Date; and (c) Borrower may make investments in the following (“Eligible Cash Equivalents”) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of “A” or better by a nationally recognized rating agency (an “A Rated Bank”) or from any Agent or any Lender, (iv) time deposits maturing no more than 30 days from the date of creation thereof with A Rated Banks and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above, (d) other investments not exceeding $500,000 in the aggregate at any time outstanding; (e) Investments in a Credit Party or any of their Subsidiaries that have executed and delivered a guaranty of the Obligations in form and substance satisfactory to Agent (each such Subsidiary being herein referred to as a “Subsidiary Guarantor”); (f) Investments, if as a result of such Investment (i) such other Person becomes a Subsidiary Guarantor or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its properties and assets to, a Credit Party or a Subsidiary Guarantor; (g) Investments arising in connection with interest rate swap, cap or collar agreements, currency exchange contracts or commodity hedging agreements, in each case entered into with any Lender in the ordinary course of business and not for speculative purposes; (h) Investments in stock, obligations or securities received in settlement of debts owing to a Credit Party as a result of bankruptcy or insolvency proceedings as to debt owing to such Credit Party that arose in the ordinary course of business of such Credit Party; (i) Investments in the form of loans among the Credit Parties and the Subsidiary Guarantors; and (j) any security or Investment made as a result of the receipt of non-cash consideration from an Asset Sale permitted under Section 6.8; and (k) advances and extensions of credit in the nature of accounts receivable arising from the sale or lease of goods or services in the ordinary course of business.

6.3           Indebtedness.

(a)           No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) the Loans and the other Obligations, (ii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iii) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereof that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified, (iv) other Indebtedness in excess of $3,000,000 in the aggregate at any time outstanding, and (v) Indebtedness consisting of intercompany loans and advances made by a Credit Party to any other Credit Party or by any Subsidiary Guarantor to a Credit Party, provided, that:  (A) the obligor with respect to such indebtedness shall have executed and delivered to the obligee a demand note (collectively, the “Intercompany Notes”) to evidence any such intercompany Indebtedness, which Intercompany Notes shall be in form and substance reasonably satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the applicable Security Agreement as additional collateral security for the Obligations; (B) Borrower shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent; (C) the obligations of Borrower under any such Intercompany Notes shall be subordinated to the Obligations of Borrower hereunder in a manner reasonably satisfactory to Agent;  (D) at the time any such intercompany loan or advance is made by Borrower and after giving effect thereto, Borrower shall be Solvent; (E) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan; (F) the aggregate amount of such intercompany loans owing by Borrower to all Subsidiary Guarantors and/or the Holding Company shall not exceed $500,000 at any one time outstanding; (G) the aggregate balance of all such intercompany loans owing to Borrower shall not exceed $500,000 at any time; (H) the recipient of any such intercompany loans shall be creditworthy as determined by Agent; (I) any guarantee of Indebtedness incurred in compliance with this Section 6.3; and (J) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of incurrence.

6.4           Employee Loans and Affiliate Transactions.

(a)           Except as otherwise expressly permitted in this Section 6.4 with respect to Affiliates, no Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party’s business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of such Credit Party.  All such transactions existing as of the date hereof are described in Disclosure Schedule (6.4(a)).

(b)           No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except loans to its respective employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs, management incentive and similar purposes and stock option financing up to a maximum of $25,000 to any employee at any one time outstanding and up to a maximum of $100,000 in the aggregate at any one time outstanding.

6.5           Capital Structure and Business.  No Credit Party shall (a) make any changes in any of its business objectives, purposes or operations that could in any way adversely affect the repayment of the Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, (b) make any change in its capital structure as described in Disclosure Schedule (3.8), including the issuance or sale of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock; provided, that Holding Company may issue or sell its Stock for cash so long as no Change of Control occurs after giving effect thereto, or (c) amend its charter or bylaws in a manner that would adversely affect Agent or Lenders or such Credit Party’s duty or ability to repay the Obligations.  No Credit Party shall engage in any business other than the businesses currently engaged in by it or businesses reasonably related thereto.

6.6           Guaranteed Indebtedness.  No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the account of any Credit Party, and (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party or any Subsidiary Guarantor if the primary obligation is permitted by the express terms of this Agreement.

6.7           Liens.  No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7) securing Indebtedness described on Disclosure Schedule (6.3) and permitted refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens; provided that the principal amount so secured is not increased and the Lien does not attach to any other property; (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $3,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt or Capital Lease Obligations and such Indebtedness is incurred within 20 days following such purchase and does not exceed 100% of the purchase price of the subject assets); and (d) other Liens securing Indebtedness which would not otherwise violate the terms of this Agreement and so long as such Liens do not attach to any Accounts.  In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, purchase money financing agreements, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

6.8           Sale of Stock and Assets.  No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets (other than cash), including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than (a) the sale of Inventory in the ordinary course of business, (b) the sale, transfer, conveyance or other disposition by a Credit Party of Equipment or Fixtures that are obsolete or no longer used or useful in such Credit Party’s business; (c) dispositions of Eligible Cash Equivalents; (d) the liquidation of property or assets received in settlement of debts as a result of foreclosure, perfection or enforcement of any Lien or debt, which debt was owing in the ordinary course of business; (e) any transfer of properties or assets to a Credit Party or to a Subsidiary Guarantor; (f) any payment of money in satisfaction of Indebtedness or other obligations the incurrence of which was not prohibited by the terms of this Agreement; (g) the sale or discount without recourse of accounts receivable arising in the ordinary course of business and on commercially reasonable terms in connection with the compromise or collection thereof; and (h) dispositions resulting from casualty or condemnation.  With respect to any disposition of assets or other properties permitted pursuant to this Section 6.8 above, subject to Section 1.3(b), Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrower, at Borrower’s expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrower.

6.9           ERISA.  No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

6.10         Financial Covenants.  Borrower shall not breach or fail to comply with any of the Financial Covenants.

6.11         Hazardous Materials.  No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

6.12         Sale-Leasebacks.  No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

6.13         Cancellation of Indebtedness.  No Credit Party shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm’s-length basis and in the ordinary course of its business consistent with past practices.

6.14         Restricted Payments.  No Credit Party shall make any Restricted Payment, except (a) intercompany loans and advances between Borrower and Guarantors to the extent permitted by Section 6.3, (b) dividends and distributions by Subsidiaries of Borrower paid to Borrower, (c) employee loans permitted under Section 6.4(b), (d) payments of principal and interest of Intercompany Notes issued in accordance with Section 6.3; (e) distributions with respect to Borrower’s partnership interests, for the purposes of (i) providing funds to pay taxes (including federal income taxes and franchise taxes) of the partners of Borrower attributable to ownership of an interest in such partnership and (ii) providing operating capital to Holding Company in an amount not exceeding $500,000 in the aggregate distributed in any one fiscal year; (f) preferred dividends which Pioneer Company is contractually obligated to pay pursuant to agreements in existence on the date hereof and disclosed to Lender; and (g) payments of costs, fees and expenses associated or otherwise related to a public offering of stock by Holding Company.

6.15         Change of Corporate Name or Location; Change of Fiscal Year.  No Credit Party shall (a) change its name as it appears in official filings in the state of its incorporation or other organization, (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case without at least 30 days prior written notice to Agent and after Agent’s written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States.  No Credit Party shall change its Fiscal Year.

6.16         No Impairment of Intercompany Transfers.  No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of Borrower to Borrower.

6.17         No Speculative Transactions.  No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

7.     TERM

7.1           Termination.  The financing arrangements contemplated hereby shall be in effect until the later of (i) the Acquisition Commitment Termination Date, (ii) the Revolving Commitment Termination Date and (iii) the latest maturity date of the Acquisition Loans.

7.2           Survival of Obligations Upon Termination of Financing Arrangements.  Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the later of (i) the Acquisition Commitment Termination Date, (ii) the Revolving Commitment Termination Date and (iii) the latest maturity date of the Acquisition Loans.  Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment obligations under Sections 1.14 and 1.15,  and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

8.1           Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(a)           Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations within three (3) Business Days of same being due and payable, or (ii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within 10 days following Agent’s demand for such reimbursement or payment of expenses.

(b)           Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 5.4(a) or 6, or any of the provisions set forth in Annex F.

(c)           Borrower fails or neglects to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annexes D or E, respectively, and the same shall continue uncured to the satisfaction of Agent for a period of thirty (30) days after written notice thereof has been given by Agent to Borrower (provided that such thirty (30)-day cure period shall not apply respecting covenants of Borrower relating to notices to be given by Borrower).

(d)           Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall continue uncured to the satisfaction of Agent for a period of thirty (30) days after written notice thereof has been given by Agent to such Credit Party (provided that such thirty (30)-day cure period shall not apply respecting covenants of such Credit Party relating to notices to be given by Credit Party).

(e)           A default or breach occurs under any other agreement, document or instrument to which any Credit Party is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of any Credit Party in excess of $250,000 in the aggregate (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements), or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof in excess of $250,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral to be demanded in respect thereof, in each case, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

(f)            Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect, or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

(g)           Assets of any Credit Party with a fair market value of $250,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for 30 days or more following the date Credit Party becomes aware of or should have been aware of such occurrence.

(h)           A case or proceeding is commenced against any Credit Party seeking a decree or order in respect of such Credit Party (i) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party’s assets, or (iii) ordering the winding-up or liquidation of the affairs of such Credit Party, and such case or proceeding shall remain undismissed or unstayed for 60 days or more or a decree or order granting the relief sought in such case or proceeding is entered by a court of competent jurisdiction.

(i)            Any Credit Party (i) files a petition seeking relief under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party’s assets, (iii) makes an assignment for the benefit of creditors, or (iv) takes any action in furtherance of any of the foregoing, or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.

(j)            A final judgment or judgments for the payment of money in excess of $250,000 in the aggregate at any time are outstanding against one or more of the Credit Parties and the same are not, within 30 days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

(k)           Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

(l)            Any Change of Control occurs.

8.2           Remedies.

(a)           If any Default or Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Revolving Lenders shall), without notice, suspend the Revolving Loan facility with respect to additional Advances and/or the incurrence of additional Letter of Credit Obligations, whereupon any additional Advances and additional Letter of Credit Obligations shall be made or incurred in Agent’s sole discretion (or in the sole discretion of the Requisite Revolving Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing.  If any Default or Event of Default has occurred and is continuing, Agent may (and at the written request of Requisite Revolving Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

(b)           If any Default or Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Acquisition Lenders shall), without notice, suspend the Acquisition Loan facility with respect to additional Advances, whereupon any additional Advances shall be made or incurred in Agent’s sole discretion (or in the sole discretion of the Requisite Acquisition Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing.  If any Default or Event of Default has occurred and is continuing, Agent may (and at the written request of Requisite Acquisition Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans to the Default Rate.

(c)           If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice: (i) terminate the Revolving Loan facility with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each other Credit Party; or (iii) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of an Event of Default specified in Sections 8.1(h) or (i), the Revolving Loan facility shall be immediately terminated and all of the Obligations, including the Revolving Loan and Acquisition Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

(d)           If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice: (i) terminate the Acquisition Loan facility with respect to further Advances; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each other Credit Party; or (iii) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of an Event of Default specified in Sections 8.1(h) or (i), the Acquisition Loan facility shall be immediately terminated and all of the Obligations, including the Acquisition Loans, shall become immediately due and payable without declaration, notice or demand by any Person.

8.3           Waivers by Credit Parties.  Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9.     ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

9.1           Assignment and Participations.

(a)           Subject to the terms of this Section 9.1, any Lender may make an assignment to a Qualified Assignee of, or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder.  Any assignment by a Lender shall:  (i) require the consent of Agent and the execution of an assignment and assumption agreement (an “Assignment and Assumption Agreement”) substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) after giving effect to any such partial assignment, the assignee Lender shall have Commitments in an amount at least equal to $5,000,000 and the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; (iv) include a payment to Agent of an assignment fee of $3,500; and (v) so long as no Event of Default has occurred and is continuing, require the consent of Borrower, which shall not be unreasonably withheld or delayed.  In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder.  The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment.  Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a “Lender”.  In all instances, each Lender’s liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender’s Pro Rata Share of the applicable Commitment.  In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrower and Borrower shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned.  Notwithstanding the foregoing provisions of this Section 9.1(a), any Lender may at any time pledge the Obligations held by it and such Lender’s rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any lender that is an investment fund may assign the Obligations held by it and such Lender’s rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender’s obligations hereunder or under any other Loan Document.

(b)             Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents).  Solely for purposes of Sections 1.13, 1.15, 1.16 and 9.8, Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a “Lender”.  Except as set forth in the preceding sentence neither Borrower nor any other Credit Party shall have any obligation or duty to any participant.  Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

(c)             Except as expressly provided in this Section 9.1, no Lender shall, as between Borrower and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

(d)             Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants.  Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit

Parties and their respective affairs contained in any selling materials provided by it and all other information provided by it and included in such materials.

(e)             A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

(f)            So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.15(a), increased costs under Section 1.15(b), or withholding taxes in accordance with Section 1.14(a).

9.2           Appointment of Agent. Frost Bank is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents.  The provisions of this Section 9.2 are solely for the benefit of Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof.  In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person.  Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents.  The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender.  Except as expressly set forth in this Agreement and the other Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by Frost Bank or any of its Affiliates in any capacity.  Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

If Agent shall request instructions from Requisite Lenders, Requisite Revolving Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Requisite Revolving Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining.  Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Requisite Revolving Lenders or all affected Lenders, as applicable.

9.3           Agent’s Reliance, Etc.  Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct.  Without limiting the generality of the foregoing, Agent:  (a)  may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

9.4           Frost Bank and Affiliates.  With respect to its Commitments hereunder, Frost Bank shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Frost Bank in its individual capacity.  Frost Bank and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if Frost Bank were not Agent and without any duty to account therefor to Lenders.  Frost Bank and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

9.5           Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.  Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

9.6           Indemnification.  Lenders agree to indemnify Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of Borrower hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Agent in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross negligence or willful misconduct.  Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Credit Parties.

9.7           Successor Agent.  Agent may resign at any time by giving not less than 30 days’ prior written notice thereof to Lenders and Borrower.  Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent.  If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent’s giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000.  If no successor Agent has been appointed pursuant to the foregoing, within 30 days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default has occurred and is continuing.

  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent.  Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent’s resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue.  After any resigning Agent’s resignation hereunder, the provisions of this Section 9.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Loan Documents.

9.8           Setoff and Sharing of Payments.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.9(g), each Lender is hereby authorized at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or any Guarantor (regardless of whether such balances are then due to Borrower or any Guarantor) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower or any Guarantor against and on account of any of the Obligations that are not paid when due.  Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares, (other than offset rights exercised by any Lender with respect to Sections 1.13, 1.15 or 1.16).  Borrower and each Guarantor agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation.  Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

9.9           Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

(a)           Advances; Payments.

(i)            Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Advance and in any event prior to 1:00 p.m. (San Antonio time) on the date such Notice of Revolving Advance is received, by telecopy, telephone or other similar form of transmission.  Each Revolving Lender shall make the amount of such Lender’s Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent’s account as set forth in Annex G not later than 3:00 p.m. (San Antonio time) on the requested funding date.  After receipt of such wire transfers (or, in the Agent’s sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to Borrower.  All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

(ii)           Agent shall notify Acquisition Lenders, promptly after receipt of a Notice of Acquisition Advance and in any event prior to 1:00 p.m. (San Antonio time) on the date such Notice of Acquisition Advance is received, by telecopy, telephone or other similar form of transmission.  Each Acquisition Lender shall make the amount of such Lender’s Pro Rata Share of such Acquisition Loan available to Agent in same day funds by wire transfer to Agent’s account as set forth in Annex G not later than 3:00 p.m. (San Antonio time) on the requested funding date.  After receipt of such wire transfers (or, in the Agent’s sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Acquisition Loan to Borrower.  All payments by each Acquisition Lender shall be made without setoff, counterclaim or deduction of any kind.

(iii)          On the 2nd Business Day of each calendar week or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Lender by telephone, or telecopy of the amount of such

Lender’s Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan.  Provided that each Lender has funded all payments and Advances required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender’s Pro Rata Share of principal, interest and Fees paid by Borrower since the previous Settlement Date  for the benefit of such Lender on the Loans held by it.  To the extent that any Lender (a “Non-Funding Lender”) has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender’s Pro Rata Share of all payments received from Borrower.  Such payments shall be made by wire transfer to such Lender’s account (as specified by such Lender in Annex G or the applicable Assignment and Assumption Agreement) not later than 1:00 p.m. (San Antonio time) on the next Business Day following each Settlement Date.

(b)           Availability of Lender’s Pro Rata Share.  Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date.  If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind.  If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent’s demand, Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Agent.  Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder.  To the extent that Agent advances funds to Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

(c)           Availability of Lender’s Pro Rata Share.  Agent may assume that each Acquisition Lender will make its Pro Rata Share of each Acquisition Loan available to Agent on each funding date.  If such Pro Rata Share is not, in fact, paid to Agent by such Acquisition Lender when due, Agent will be entitled to recover such amount on demand from such Acquisition Lender without setoff, counterclaim or deduction of any kind.  If any Acquisition Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent’s demand, Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Agent.  Nothing in this Section 9.9(c) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Acquisition Lender or to relieve any Acquisition Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Acquisition Lender as a result of any default by such Acquisition Lender hereunder.  To the extent that Agent advances funds to Borrower on behalf of any Acquisition Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Acquisition Lender.

(d)           Return of Payments.

(i)            If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii)           If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

(e)           Non-Funding Lenders.  The failure of any Non-Funding Lender to make any Revolving Credit Advance, Acquisition Loan or any payment required by it hereunder shall not relieve any other Lender (each such other Revolving Lender or Acquisition Lender, an “Other Lender”) of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder.  Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender,” “Revolving Lender” or “Acquisition Lender” (or be included in the calculation of “Requisite Lenders”, “Requisite Revolving Lenders”, “Requisite Acquisition Lenders” hereunder) for any voting or consent rights under or with respect to any Loan Document.  At Borrower’s request, Agent or a Person acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent’s request, sell and assign to Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Assumption Agreement.

(f)            Dissemination of Information.  Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s gross negligence or willful misconduct.  Lenders acknowledge that Borrower is required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes D and E hereto and agree that Agent shall have no duty to provide the same to Lenders.

(g)           Actions in Concert.  Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes Revolving Lenders and Requisite Acquisition Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent, Requisite Revolving Lenders or Requisite Acquisition Lenders.

10.  SUCCESSORS AND ASSIGNS

10.1         Successors and Assigns.  This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein.  No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders.  Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void.  The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.  MISCELLANEOUS

11.1         Complete Agreement; Modification of Agreement.  The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2.  Any letter of interest, commitment letter, or fee letter (other than the Frost Bank Fee Letter) or confidentiality agreement, if any, between any Credit Party and Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

11.2         Amendments and Waivers.

(a)           Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrower, and by Requisite Lenders, Requisite Revolving Lenders, Requisite Acquisition Lenders or all affected Lenders, as applicable.  Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

(b)           No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that increases the percentage advance rates set forth in the definition of the Borrowing Base, or that makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts set forth in Sections 1.6, shall be effective unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrower.  No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Section 2.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrower.  Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in Section 2.2 unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrower.

(c)           No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby:  (i) increase the principal amount of any Lender’s Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date (other than payment dates of mandatory prepayments under Section 1.3(b)(ii)) or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release any Guaranty or, except as otherwise permitted herein or in the other Loan Documents, release, or permit any Credit Party to sell or otherwise dispose of, any Collateral with a value exceeding $500,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this Section 11.2 or the definitions of the terms “Requisite Lenders”, “Requisite Revolving Lenders”, “Requisite Acquisition Lenders” insofar as such definitions affect the substance of this Section 11.2.  Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent or L/C Issuer under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent or L/C Issuer, as the case may be, in addition to Lenders required hereinabove to take such action.  Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.  No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note.  No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

(d)           If, in connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”):

(i)            requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clauses (ii), (iii) and (iv) below being referred to as a “Non-Consenting Lender”),

(ii)           requiring the consent of Requisite Revolving Lenders, the consent of Revolving Lenders holding 51% or more of the aggregate Revolving Loan Commitments is obtained, but the consent of Requisite Revolving Lenders is not obtained,

(iii)          requiring the consent of Requisite Acquisition Lenders, the consent of Acquisition Lenders holding 51% or more of the aggregate Acquisition Loan Commitments is obtained, but the consent of Requisite Acquisition Lenders is not obtained, or

(iv)          requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained,

then, so long as Agent is not a Non-Consenting Lender, at Borrower’s request Agent, or a Person reasonably acceptable to Agent, shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent’s request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Assumption Agreement.

(e)           Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

11.3         Fees and Expenses.  Borrower shall reimburse (i) Agent for all fees, costs and expenses (including the reasonable fees and expenses of all of its counsel, advisors, consultants and auditors) and (ii) Agent (and, with respect to clauses (c) and (d) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) incurred in connection with the negotiation and preparation of the Loan Documents and incurred in connection with:

(a)           the forwarding to Borrower or any other Person on behalf of Borrower by Agent of the proceeds of any Loan (including a wire transfer fee of $25 per wire transfer);

(b)           any amendment, modification or waiver of, or consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

(c)           any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Agent by virtue of the Loan Documents, including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders; provided, further, that no Person shall be entitled to reimbursement under this clause (c) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person’s gross negligence or willful misconduct;

(d)           any attempt to enforce any remedies of Agent or any Lender against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders and shall be only with respect to such enforcement during the pendency of one or more Events of Default;

(e)           any workout or restructuring of the Loans during the pendency of one or more Events of Default; and

(f)            efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (f) above, all reasonable attorneys’ and other professional and service providers’ fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrower to Agent.  Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

11.4         No Waiver.  Agent’s or any Lender’s failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith.  Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type.  Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders and directed to Borrower specifying such suspension or waiver.

11.5         Remedies.  Agent’s and Lenders’ rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise.  Recourse to the Collateral shall not be required.

11.6         Severability.  Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

11.7         Conflict of Terms.  Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

11.8         Confidentiality.  Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential, except that Agent and each Lender may disclose such information (a) to Persons employed or engaged by Agent or such Lender; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advise of Agent’s or such Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; or (f) that  ceases to be confidential through no fault of Agent or any Lender.

11.9         GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN BEXAR COUNTY, CITY OF SAN ANTONIO, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, LENDERS AND  THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF BEXAR COUNTY AND; PROVIDED, FURTHER THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT.  EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX H OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY’S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

11.10       Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and 3 Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10); (c) 1 Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex H or to such other address (or facsimile number) as may be substituted by notice given as herein provided.  The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Agent) designated in Annex H to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

11.11       Section Titles.  The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

11.12       Counterparts.  This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

11.13       WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

11.14       Intentionally Omitted.  .

11.15       Reinstatement.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrower’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.16       Advice of Counsel.  Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

11.17       No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.18       USA PATRIOT Act Notice.  Each Lender that is subject to the Act (as hereinafter defined) and Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Agent, as applicable, to identify Borrower in accordance with the Act.

11.19       No Oral Agreements.  The written Loan Agreement together with the other Loan Documents represents the final agreement between the parties and may not be contracted by evidence of prior, contemporaneous or subsequent oral agreements of parties.  The are no unwritten oral agreements between the parties.

NOTICE TO COMPLY WITH STATE LAW

For the purpose of this Notice, the term “WRITTEN AGREEMENT” shall include the document set forth above, together with each and every other document relating to and/or securing the same loan transaction, regardless of the date of execution.

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Balance of Page Intentionally Left Blank]

[Signature(s) on Following Page(s)]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

BORROWER:

PIONEER DRILLING SERVICES, LTD., a Texas limited partnership

By:	PDC Mgmt. Co., a Texas corporation, General Partner

By:
Wm. Stacy Locke, President and Chief Executive Officer

LENDERS:

THE FROST NATIONAL BANK, a national banking association, as Agent and Lender

By:
Name:
Title:

ZIONS FIRST NATIONAL BANK, a national banking association, as Lender

By:
Name:
Title:

BANK OF SCOTLAND, a Scottish banking corporation acting through its New York Branch, as Lender

By:
Name:
Title:

Signature Page

The following Persons are signatories to this Agreement in their capacity as Credit Parties and Guarantors and not as Borrowers.

HOLDING COMPANY:

PIONEER DRILLING COMPANY, a Texas corporation

By:
Wm. Stacy Locke, President and Chief Executive Officer

PDC MGMT. CO., a Texas corporation

By:
Wm. Stacy Locke, President and Chief Executive Officer

PDC INVESTMENT CORP., a Delaware corporation

By:
Wm. Stacy Locke, President and Chief Executive Officer

ANNEX A

(Recitals)

to

CREDIT AGREEMENT

DEFINITIONS

Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

“Account Debtor” means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

“Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, under a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all healthcare insurance receivables, and (f) all collateral security of any kind, now or hereafter in existence, given by any Account Debtor or other Person with respect to any of the foregoing.

“Advance” means any Revolving Credit Advance or Acquisition Loan, as the context may require.

“Acquisition Commitment Termination Date” means the earliest of (a) October 29, 2006, (b) the date of termination of Lenders’ obligations to make Acquisition Loans or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrower of the Loans and Borrower’s termination of the Acquisition Facility Commitment pursuant to Section 1.3(a).

“Acquisition Facility Commitment” means (a) as to any Acquisition Lender, the commitment of such Lender to make its Pro Rata Share of the Acquisition Loans as set forth on Annex I to the Agreement or in the most recent Assignment and Assumption Agreement executed by such Lender, and (b) as to all Lenders with an Acquisition Facility Commitment, the aggregate commitment of all Lenders to make the Acquisition Loans, which aggregate commitment shall be Forty Million and No/100 Dollars ($40,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

“Acquisition Facility Maximum Amount” means, as of any date of determination, an amount equal to the Acquisition Facility Commitment of all Lenders as of that date.

“Acquisition Lenders” means those Lenders having Acquisition Facility Commitments.

“Acquisition Loan” has the meaning assigned to it in Section 1.1(b)(i).

“Acquisition Note” has the meaning assigned to it in Section 1.1(b)(i).

“Acquisition” means the acquisition by Borrower of a Drilling Rig or Drilling Rigs.

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 33% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, and (c) each of such Person’s officers, directors, joint venturers and partners.  For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term “Affiliate” shall specifically exclude Agent and each Lender.

“Agent” means Frost Bank in its capacity as Agent for Lenders or its successor appointed pursuant to Section 9.7.

“Agreement” means the Credit Agreement by and among Borrower, the other Credit Parties party thereto, Frost Bank, as Agent and Lender and the other Lenders from time to time party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Appendices” has the meaning ascribed to it in the recitals to the Agreement.

“Assignment and Assumption Agreement” has the meaning ascribed to it in Section 9.1(a).

“Authorized Person” means either the Chief Executive Officer or Chief Financial Officer of Borrower.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.

“Borrower” has the meaning ascribed thereto in the preamble to the Agreement.

“Borrowing Base” means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of seventy-five percent (75%) of the book value of Borrower’s Eligible Accounts at such time, less any Reserves established by Agent at such time.

“Borrowing Base Certificate” means a certificate to be executed and delivered from time to time by Borrower in the form attached to the Agreement as Exhibit 4.1(b).

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Texas.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Cash Collateral Account” has the meaning ascribed to it Annex B.

“Cash Equivalents” has the meaning ascribed to it in Annex B.

“Cash Management Systems” has the meaning ascribed to it in Section 1.7.

“Change of Control” means any event, transaction or occurrence as a result of which (a) Holding Company ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of Borrower or (b) Borrower ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of any of its Subsidiaries, or (c) an event, transaction or occurrence that results in a change in the ownership of at least forty percent (40%) of all classes of the outstanding capital Stock of Holding Company on a fully diluted basis.

“Charges” means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party’s ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party’s business.

“Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party, wherever located.

“Closing Date” means October 29, 2004.

“Closing Checklist” means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex C.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Texas; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Texas, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” means the property covered by the Security Agreement, and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

“Collateral Documents” means the Security Agreement, the Guaranties, and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

“Collateral Reports” means the reports with respect to the Collateral referred to in Annex E.

“Commitments” means (a) as to any Lender, the aggregate of such Lender’s Revolving Loan Commitment and Acquisition Facility Commitment as set forth on Annex I to the Agreement or in the most recent Assignment and Assumption Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders’ Revolving Loan Commitments and Acquisition Facility Commitments, which aggregate commitment shall be Forty-Seven Million and No/100 Dollars ($47,000,000) on the Closing Date, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

“Compliance Certificate” has the meaning ascribed to it in Annex D.

“Contracts” means all “contracts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Copyright License” means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

“Credit Parties” means Holding Company and Borrower.

“Debt/Capitalization Ratio” means with respect to any Person, on a consolidated basis, the ratio of (a) Funded Debt, to (b) the sum of Funded Debt plus Tangible Net Worth.

“Default” means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning ascribed to it in Section 1.5(d).

“Deposit Accounts” means all “deposit accounts” as such term in defined in the Code, now or hereafter held in the name of any Credit Party.

“Disclosure Schedules” means the Schedules prepared by Borrower and denominated as Disclosure Schedules (3.1) through (6.7) in the Index to the Agreement.

“Documents” means any “documents,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

“Dollars” or “$” means lawful currency of the United States of America.

“Drilling Rigs” has the meaning ascribed thereto in the Recitals.

“EBITDA” means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period, determined in accordance with GAAP, minus (b) the sum during such period of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum during such period of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, and (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication.  For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person’s Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

“Eligible Accounts” has the meaning ascribed to it in Section 1.6 of the Agreement.

“Environmental Laws” means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).  Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“Equipment” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (i) the loss of a Qualified Plan’s qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

“ESOP” means a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

“Event of Default” has the meaning ascribed to it in Section 8.1.

“Fair Labor Standards Act” means the Fair Labor Standards Act, 29 U.S.C. §201 et seq.

“Federal Funds Rate” means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fees” means any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

“Financial Covenants” means the financial covenants set forth in Annex F.

“Financial Statements” means the consolidated income statements, statements of cash flows and balance sheets of Borrower delivered in accordance with Section 3.4 and Annex D.

“Fiscal Month” means any of the monthly accounting periods of Borrower.

“Fiscal Quarter” means any of the quarterly accounting periods of Borrower, ending on June 30, September 30, December 31 and March 31 of each year.

“Fiscal Year” means any of the annual accounting periods of Borrower ending on March 31 of each year.

“Fixed Charges” means, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense paid or accrued during such period, without duplication, plus (b) scheduled payments of principal with respect to Indebtedness during such period, plus (c) cash taxes paid during such period.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any fiscal period, the ratio of (a) EBITDA less Maintenance Capital Expenditures to (b) Fixed Charges.

“Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

“Frost Bank” means The Frost National Bank, a national banking association.

“Frost Bank Fee Letter” means that certain letter, dated of even date herewith, between Frost Bank and Borrower with respect to certain Fees to be paid from time to time by Borrower to Frost Bank.

“Funded Debt” means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person’s option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrower, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied, as such term is further defined in Annex F to the Agreement.

“General Intangibles” means “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, chooses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

“Goods” means any “goods” as defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Indebtedness” means, as to any Person, any obligation of such Person guaranteeing or otherwise supporting any Indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss with respect to the primary obligation (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof.  The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Guaranties” means, collectively, the Holding Company Guaranty, each Subsidiary Guaranty and any other guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

“Guarantors” means Holding Company, PDC Mgmt. Co., a Texas corporation, PDC Investment Corp., a Delaware corporation, each Subsidiary of Borrower and Holding Company, and each other Person, if any, that executes a guaranty or other similar agreement in favor of Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

“Hazardous Material” means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,”  “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

“Holding Company” has the meaning ascribed thereto in the recitals to the Agreement.

“Holding Company Guaranty” means the guaranty of even date herewith executed by Holding Company in favor of Agent and Lenders.

“Indebtedness” means, with respect to any Person, without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred 6 months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Prime Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (i) all indebtedness incurred to finance unpaid insurance premiums, provided, however, that recourse with respect to such indebtedness is limited to the insurance policies with respect to which premiums have been financed, and (j) the Obligations.

“Indemnified Liabilities” has the meaning ascribed to it in Section 1.12.

“Indemnified Person” has the meaning ascribed to it in Section 1.12.

“Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

“Intercompany Notes” has the meaning ascribed to it in Section 6.3.

“Interest Expense” means, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

“Interest Payment Date” means the first Business Day of each month to occur while such Loan is outstanding; provided, (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full shall be deemed to be an “Interest Payment Date” with respect to any interest that has then accrued under the Agreement, (y) the Acquisition Commitment Termination Date shall be deemed to be an “Interest Payment Date” with respect to Acquisition Loans and (z) the Revolving Commitment Termination Date shall be deemed to be an “Interest Payment Date” with respect to Revolving Loans.

“Inventory” means any “inventory,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Credit Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investment Property” means all “investment property” as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party,  including the rights of such Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party; (iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

“IRC” means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

“IRS” means the Internal Revenue Service.

“L/C Issuer” has the meaning ascribed to it in Annex B.

“L/C Sublimit” has the meaning ascribed to in it Annex B.

“Lenders” means Frost Bank, the other Lenders named on the signature pages of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such Lender.

“Letter of Credit Fee” has the meaning ascribed to it in Annex B.

“Letter of Credit Obligations” means all outstanding obligations incurred by Agent and Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by Agent or another L/C Issuer or the purchase of a participation as set forth in Annex B with respect to any Letter of Credit.  The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent or Lenders thereupon or pursuant thereto.

“Letters of Credit” means documentary or standby letters of credit issued for the account of Borrower by any L/C Issuer, and bankers’ acceptances issued by Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

“Letter-of Credit Rights” means “letter-of-credit rights” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including rights to payment or performance under a letter of credit, whether or not such Credit Party, as beneficiary, has demanded or is entitled to demand payment or performance.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Litigation” has the meaning ascribed to it in Section 3.13.

“Loan Account” has the meaning ascribed to it in Section 1.11.

“Loan Documents” means the Agreement, the Notes, the Collateral Documents,  and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated thereby.  Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loans” means the Revolving Loan and the Acquisition Loans.

“Maintenance Capital Expenditures” means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person, during any measuring period, necessary to keep the Borrower’s fixed assets or improvements or replacements, substitutions or additions thereto in their current operating condition.  For purposes of calculating the Financial Covenants, such expenditures shall not be less than the greater of (a) actual expenditures or (b) $350.00 per Drilling Rig per revenue day as referenced in Borrower’s Financial Statements.

“Margin Stock” has the meaning ascribed to it in Section 3.10.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of any Credit Party, (b) Borrower’s ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) any Guarantor’s ability to honor its obligations under its Guaranty, (d) the Collateral or Agent’s Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (e) Agent’s or any Lender’s rights and remedies under the Agreement and the other Loan Documents.  Without limiting the generality of the foregoing, any event or occurrence adverse to one or more Credit Parties which results or could reasonably be expected to result in costs and/or liabilities in excess of $1,500,000 shall constitute a Material Adverse Effect.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Worth” means, with respect to any Person as of any date of determination, the book value of the assets of such Person, minus the sum of (a) without duplication with respect to clause (b), reserves applicable thereto, and (b) all of such Person’s liabilities on a consolidated basis (including accrued and deferred income taxes), all as determined in accordance with GAAP.

“Non-Funding Lender” has the meaning ascribed to it in Section 9.9(a)(iii).

“Notes” means, collectively, the Revolving Notes and the Acquisition Notes.

“Notice of Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a)(i).

“Notice of Acquisition Loan” has the meaning ascribed to it in Section 1.1(b)(i).

“Obligations” means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents.  This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys’ fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

“Operating Leverage Ratio” means, with respect to any Person, on a consolidated basis, the ratio of (a) Funded Debt as of any date of determination, to (b) the sum of EBITDA less Maintenance Capital Expenditures for the twelve months ending on that date of determination.

“Patent License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

“Patents” means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means a Plan described in Section 3(2) of ERISA.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet delinquent or which are being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money), performance bonds, statutory obligations or leases to which any Credit Party is a party as lessee, made in the ordinary course of business; (d) landlords’, workers’, mechanics’  or similar liens for amounts not yet delinquent or that are being contested in good faith arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers’, warehousemen’s, suppliers’ or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $100,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (h) zoning restrictions, easements, licenses, rights-of-way, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereafter created Liens in favor of Agent, on behalf of Lenders; (j) Liens expressly permitted under clauses (b) and (c) of Section 6.7 of the Agreement; (k) statutory Liens which arise out of operation of law and are not voluntarily granted; (l) any interest or title of a lessor or a sublessor under any operating lease, or restrictions or encumbrances that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics’ liens, builders’ liens, tax liens, and easements) that, individually or in the aggregate, are not interfering in any material respect with Borrower’s business; and (m) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments on deposit with or in possession of such bank.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” means, at any time, an “employee benefit plan,” as defined in Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

“Prime Rate” means the prime rate of interest charged by Frost Bank as established from time to time.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

“Proceeds” means “proceeds,” as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or  (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

“Pro Rata Share” means with respect to all matters relating to any Lender (a) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders, (b) with respect to the Acquisition Facility, the percentage obtained by dividing (i) the Acquisition Facility Commitment of that Lender by (ii) the aggregate Acquisition Facility Commitments of all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1, (c) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, and (d) with respect to all Loans on and after the Revolving Commitment Termination Date or the Acquisition Commitment Termination Date, as applicable, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

“Qualified Plan” means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

“Qualified Assignee” means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody’s at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that no Person determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee and no Person or Affiliate of such Person (other than a Person that is already a Lender) holding Subordinated Debt or Stock issued by any Credit Party shall be a Qualified Assignee.

“Real Estate” has the meaning ascribed to it in Section 3.6.

“Related Transactions” means the initial borrowing under the Revolving Loan and the Acquisition Facility on the Closing Date, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

“Related Transactions Documents” means the Loan Documents and all other agreements or instruments executed in connection with the Related Transactions.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Requisite Lenders” means Lenders having (a) more than 66 2/3% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 66 2/3% of the aggregate outstanding amount of the Loans.

“Requisite Acquisition Lenders” means Lenders having (a) more than 66 2/3% of the Acquisition Loan Commitments of all Lenders, or (b) if the Acquisition Loan Commitments have been terminated, more than 66 2/3% of the aggregate outstanding amount of the Acquisition Loans.

“Requisite Revolving Lenders” means Lenders having (a) more than 66 2/3% of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, more than 66 2/3% of the aggregate outstanding amount of the Revolving Loan.

“Reserves” means, with respect to the Borrowing Base of Borrower (a) reserves established pursuant to Section 5.4(c), and (b) such other reserves against Eligible Accounts or Revolving Borrowing Availability of Borrower that Agent may, in its reasonable credit judgment, establish from time to time.  Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Agent’s credit judgment.

“Restricted Payment” means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of such Credit Party’s Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party’s Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment made before same is due and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party’s Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees or directors of such Credit Party; (g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any Stockholder of such Credit Party or its Affiliates (h) the declaration or payment of any distributions on any partnership interests of such Credit Party; and (i) any other distributions with respect to any payment on account of the purchase, redemption, or other acquisition or retirement of any of partnership interests of such Credit Party.

“Retiree Welfare Plan” means, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

“Revolving Borrowing Availability” means as of any date of determination the lesser of (i) the Revolving Loan Maximum Amount and (ii) the Borrowing Base, in each case, less the sum of the Revolving Loan then outstanding.

“Revolving Commitment Termination Date” means the earliest of (a) October 28, 2005, (b) the date of termination of Lenders’ obligations to make Advances and to incur Letter of Credit Obligations or permit existing

Loans to remain outstanding pursuant to Section 8.2(a), and (c) the date of indefeasible prepayment in full by Borrower of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of the Commitments to zero dollars ($0).

“Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a)(i).

“Revolving Lenders” means, as of any date of determination, Lenders having a Revolving Loan Commitment.

“Revolving Loan” means, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrower plus (ii) the aggregate Letter of Credit Obligations incurred and outstanding on behalf of Borrower.  Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

“Revolving Loan Maximum Amount” means, as of any date of determination, an amount equal to the Revolving Loan Commitment of all Lenders as of that date.

“Revolving Loan Commitment” means (a) as to any Revolving Lender, the aggregate commitment of such Revolving Lender to make Revolving Credit Advances or incur Letter of Credit Obligations as set forth on Annex I to the Agreement or in the most recent Assignment and Assumption Agreement executed by such Revolving Lender and (b) as to all Revolving Lenders, the aggregate commitment of all Revolving Lenders to make Revolving Credit Advances or incur Letter of Credit Obligations, which aggregate commitment shall be Seven Million and No/100 Dollars ($7,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

“Revolving Note” has the meaning ascribed to it in Section 1.1(a)(ii).

“Security Agreement” means the Security Agreement of even date and each Security Agreement executed in connection with an Acquisition Loan entered into by and among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

“Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Stockholder” means, with respect to any Person, each holder of Stock of such Person.

“Subordinated Debt” means any Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Agent and Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner.  Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of the Borrower.

“Supporting Obligations” means all “supporting obligations” as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

“Tangible Net Worth” means, with respect to any Person at any date, the Net Worth of such Person at such date, excluding, however, from the determination of the total assets at such date, (a) all goodwill, capitalized organizational expenses, capitalized research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other intangible items, (b) all unamortized debt discount and expense, (c) treasury Stock, and (d) any write-up in the book value of any asset resulting from a revaluation thereof.

“Taxes” means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Agent or a Lender imposed by the jurisdictions under the laws of which Agent and Lenders are organized or conduct business or any political subdivision thereof.

“Termination Date” means the date on which (a) the Loans have been indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged, (c) all Letter of Credit Obligations have been cash collateralized, cancelled or backed by standby letters of credit in accordance with Annex B, and (d) Borrower shall not have any further right to borrow any monies under the Agreement.

“Title IV Plan” means a Pension Plan (other than a Multiemployer Plan), that is covered by Title IV of ERISA, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

“Trademarks” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“Unfunded Pension Liability” means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of 5 years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

“Welfare Plan” means a Plan described in Section 3(i) of ERISA.

All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control.  Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement.  The words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders.  The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.  Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

ANNEX B (Section 1.2)

to

CREDIT AGREEMENT

LETTERS OF CREDIT

(a)           Issuance. Subject to the terms and conditions of the Agreement, Agent and Revolving Lenders agree to incur, from time to time prior to the Revolving Commitment Termination Date, upon the request of Borrower and for Borrower’s account, Letter of Credit Obligations by causing Letters of Credit to be issued by Frost Bank or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (each, an “L/C Issuer”) for Borrower’s account and guaranteed by Agent; provided, that if the L/C Issuer is a Revolving Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below.  The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) Seven Million and No/100 Dollars ($7,000,000) (the “L/C Sublimit”), and (ii) the Revolving Loan Commitment Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances, and (iii) the Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Advances.  No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, unless otherwise determined by Agent in its sole discretion, and neither Agent nor Revolving Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than the Commitment Termination Date.

(b)  Advances Automatic; Participations.  (i)  In the event that Agent or any Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance under Section 1.1(a) of the Agreement regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding Borrower’s failure to satisfy the conditions precedent set forth in Section 2, and each Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement.  The failure of any Revolving Lender to make available to Agent for Agent’s own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other Revolving Lender’s Pro Rata Share of any such payment.

(ii)  If it shall be illegal or unlawful for Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Sections 8.1(h) or (i) or otherwise or if it shall be illegal or unlawful for any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Revolving Lender, then (i) immediately and without further action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Revolving Lender’s Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (ii) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Revolving Lender’s Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance.  Each Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

(c)           Cash Collateral.  (i) If Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Revolving Commitment Termination Date, Borrower will pay to Agent for the ratable benefit of itself and Revolving Lenders cash or cash equivalents acceptable to Agent (“Cash Equivalents”) in an amount equal to 100% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding.  Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the “Cash Collateral Account”) maintained at a bank or financial institution acceptable to Agent.  The Cash

Collateral Account shall be in the name of Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent.  Borrower hereby pledges and grants to Agent, on behalf of itself and Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations, whether or not then due.  The Agreement, including this Annex B, shall constitute a security agreement under applicable law

(ii)           If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Revolving Commitment Termination Date, Borrower shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus 30 additional days) as, and in an amount equal to 100% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its sole discretion.

(iii)          From time to time after funds are deposited in the Cash Collateral Account by Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by Borrower to Agent and Lenders with respect to such Letter of Credit Obligations of Borrower.

(iv)          Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account.  Interest earned on deposits in the Cash Collateral Account shall be for the account of Borrower.

(d)           Fees and Expenses.  Borrower agrees to pay to Agent for the benefit of Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to one and one-half percent (1.5%) per annum multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit.  Such fee shall be paid to Agent for the benefit of the Revolving Lenders on the date of issuance of any Letter of Credit.  In addition, Borrower shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

(e)           Request for Incurrence of Letter of Credit Obligations.  Borrower shall give Agent at least 2 Business Days’ prior written notice requesting the incurrence of any Letter of Credit Obligation.  The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer).  Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Agent and the L/C Issuer.

(f)            Obligation Absolute.  The obligation of Borrower to reimburse Agent and Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable.  Such obligations of Borrower and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

(i)            any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

(ii)           the existence of any claim, setoff, defense or other right that Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit

(or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

(iii)          any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)          payment by Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;

(v)           any other circumstance or event whatsoever, that is similar to any of the foregoing; or

(vi)          the fact that a Default or an Event of Default has occurred and is continuing.

(g)           Indemnification; Nature of Lenders’ Duties.  (i) In addition to amounts payable as elsewhere provided in the Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees and allocated costs of internal counsel) that Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

(ii)           As between Agent and any Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit.  In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither Agent nor any Lender shall be responsible for:  (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent’s or any Lender’s rights or powers hereunder or under the Agreement.

(iii)          Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between Borrower and such L/C Issuer.

(iv)          All Letter of Credit applications shall be executed an Authorized Officer.

ANNEX D (Section 4.1(a))

to

CREDIT AGREEMENT

FINANCIAL STATEMENTS — REPORTING

Borrower shall deliver or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

(a)           Monthly Financials.  To Agent and Lenders, within 45 days after the end of each Fiscal Month, financial information regarding Holding Company and its Subsidiaries, certified by the President and/or Chief Financial Officer of Holding Company, consisting of consolidated unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Month.  Such financial information shall be accompanied by the certification of the Chief Financial Officer of Holding Company that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes) the financial position and results of operations of Holding Company and its Subsidiaries, on a consolidated basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.  Agent and Lenders hereby acknowledge and agree that the “Management Report” submitted with the monthly financial statements shall be sufficient to satisfy the certification requirements set forth above.

(b)           Quarterly Financials.  To Agent and Lenders, within 60 days after the end of each Fiscal Quarter, (A) a statement in reasonable detail (each, a “Compliance Certificate”) showing the calculations used in determining compliance with each Financial Covenant that is tested on a quarterly basis, and (B) the certification of the Chief Financial Officer of Holding Company that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments and the absence of all footnotes) the financial position and results of operations of Holding Company and its Subsidiaries, on a consolidated basis and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.  Agent and Lenders hereby acknowledge and agree that the certification of the Chief Financial Officer of Holding Company to the SEC shall be sufficient to satisfy the certification requirements set forth above.

(c)           Annual Financials.  To Agent and Lenders, within 120 days after the end of each Fiscal Year, audited Financial Statements for Holding Company and its Subsidiaries on a consolidated and audited basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Agent.  Such Financial Statements shall be accompanied by a (i) Compliance Certificate, and (ii) the certification of the Chief Executive Officer or Chief Financial Officer of Holding Company that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries on a consolidated basis, as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.  Agent and Lenders hereby acknowledge and agree that the certification of the Chief Financial Officer of Holding Company to the SEC shall be sufficient to satisfy the certification requirements set forth above.

(d)           Intentionally Omitted.

(e)           Default Notices.  To Agent and Lenders, as soon as practicable, and in any event within 5 Business Days after an executive officer of Borrower has actual knowledge of the existence of any Default, Event of

D-1

Default or other event that has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

(f)            SEC Filings and Press Releases.  To Agent and Lenders, promptly upon their becoming available, copies of:  (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person.

(g)           Supplemental Schedules.  To Agent, supplemental disclosures, if any, required by Section 5.6.

(h)           Litigation.  To Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that (i) seeks damages in excess of $250,000 that are not covered by insurance, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities; or (vi) involves any product recall.

(i)            Insurance Notices.  To Agent, disclosure of losses or casualties required by Section 5.4.

(j)            Other Documents.  To Agent and Lenders, such other financial and other information respecting any Credit Party’s business or financial condition as Agent or any Lender shall, from time to time, reasonably request.

(k)           Budget.  By March 1st of each year, an annual budget for the subsequent Fiscal Year.

D-2

ANNEX E (Section 4.1(b))

to

CREDIT AGREEMENT

COLLATERAL REPORTS

Borrower shall deliver or cause to be delivered the following:

(a)           To Agent, upon its request, and in any event no less frequently than 45 days after the end of each Fiscal Month (together with a copy of all or any part of the following reports requested by any Lender in writing after the Closing Date), each of the following reports, each of which shall be prepared by the Borrower as of the last day of the immediately preceding Fiscal Month or the date 2 days prior to the date of any such request:

(i)            a Borrowing Base Certificate with respect to Borrower, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(ii)           a Rig Schedule/Utilization Report, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

(iii)          with respect to Borrower, a monthly trial balance showing Accounts outstanding aged from invoice date as follows:  1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

(b)           Borrower, at its own expense, shall deliver to Agent such appraisals of its assets as Agent may request at any time after the occurrence and during the continuance of a Default or an Event of Default, such appraisals to be conducted by an appraiser, and in form and substance reasonably satisfactory to Agent; and

(c)           Such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral or Obligations of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion.

E-1

ANNEX F (Section 6.10)

to

CREDIT AGREEMENT

FINANCIAL COVENANTS

Borrower, Holding Company and the Subsidiaries shall not breach or fail to comply with any of the following financial covenants beginning with the Fiscal Quarter ending December 31, 2004, each of which shall be calculated in accordance with GAAP consistently applied:

(a)           Debt/Capitalization Ratio.  Holding Company and its Subsidiaries shall have, on a consolidated basis, at the end of each Fiscal Quarter, a Debt/Capitalization Ratio of not more than .30 to 1.00.

(b)           Fixed Charge Coverage Ratio.  Holding Company and its Subsidiaries shall have, on a consolidated basis, at the end of each Fiscal Quarter, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than 1.50 to 1.00.

(c)           Operating Leverage Ratio.  Holding Company and its Subsidiaries shall have, on a consolidated basis, at the end of each Fiscal Quarter, an Operating Leverage Ratio as of the last day of such Fiscal Quarter for the 12-month period then ended, of not more than 3.00 to 1.00.

F-1

EXHIBIT 1.1(a)(ii)

TO

CREDIT AGREEMENT

FORM OF REVOLVING NOTE

San Antonio, Texas

$

FOR VALUE RECEIVED, the undersigned, PIONEER DRILLING SERVICES, LTD., a Texas limited partnership (“Borrower”), HEREBY PROMISES TO PAY to the order of THE FROST NATIONAL BANK, a national banking association (“Lender”), at the offices of THE FROST NATIONAL BANK, a national banking association, as Agent for Lenders (“Agent”), at its address at 100 W. Houston Street, San Antonio, Texas 78205, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of                                  DOLLARS AND          CENTS ($                                          ) or, if less, the aggregate unpaid amount of all Revolving Credit Advances made to the undersigned under the “Credit Agreement” (as hereinafter defined).  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Revolving Note is one of the Revolving Notes issued pursuant to that certain Credit Agreement dated as of October 29, 2004, by and among Borrower, the other Persons named therein as Credit Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreements and all of the other Loan Documents referred to therein.  Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.  The date and amount of each Revolving Credit Advance made by Lenders to Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Note in respect of the Revolving Credit Advances made by Lender to Borrower.

Interest on the outstanding principal amount of this Revolving Note shall be payable on the first Business Day of each month until such principal amount is paid in full at such interest rates, and pursuant to such calculations, as are specified in the Credit Agreement.  The Borrower shall pay the principal of and accrued and unpaid interest on this Revolving Note on                                             , 20       and shall make such mandatory prepayments as are required to be made under the terms of Section 1.3(b) of the Credit Agreement.  If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Revolving Note.  Demand, presentment, protest and notice of nonpayment and protest, notice of intent to accelerate and notice of acceleration are hereby waived by Borrower.

Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Lender to any Person.

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

PIONEER DRILLING SERVICES, LTD., a Texas limited partnership

By:	PDC Mgmt. Co., a Texas corporation, General Partner

By:
Wm. Stacy Locke, President and Chief Executive Officer

EXHIBIT 1.1(b)(ii)

TO

CREDIT AGREEMENT

FORM OF ACQUISITION NOTE

San Antonio, Texas

$

FOR VALUE RECEIVED, the undersigned, PIONEER DRILLING SERVICES, LTD., a Texas limited partnership (“Borrower”), HEREBY PROMISES TO PAY to the order of                                        (“Lender”) at the offices of THE FROST NATIONAL BANK, a national banking association, as Agent for Lenders (“Agent”), at its address at 100 W. Houston Street, San Antonio, Texas 78205, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of                                                      DOLLARS AND            CENTS ($      ,      ,      ).  All capitalized terms used but not otherwise defined herein have the meanings given to them in the “Credit Agreement” (as hereinafter defined) or in Annex A thereto.

This Acquisition Note is one of the Acquisition Notes issued pursuant to that certain Credit Agreement dated as of October 29, 2004 by and among Borrower, the other Persons named therein as Credit Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreements and all of the other Loan Documents referred to therein.  Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.  The principal balance of the Acquisition Loan, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Acquisition Note.

Interest on the outstanding principal amount of this Acquisition Note shall be payable on the first Business Day of each month until such principal amount is paid in full at such interest rates, and pursuant to such calculations, as are specified in the Credit Agreement.  The Borrower shall pay the principal of this Acquisition Note in equal monthly installments of $                                   each on the first day of each month during the term of the Acquisition Loan evidenced hereby, commencing                               , 20       until                                   , 20      , when the entire amount hereof, principal and interest then remaining unpaid, shall be then due and payable.  In addition to the foregoing, the Borrower shall make such mandatory prepayments as are required to be made under the terms of Section 1.3(b) of the Credit Agreement.

If any payment on this Acquisition Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Acquisition Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Acquisition Note.  Demand, presentment, protest and notice of nonpayment and protest, notice of intent to accelerate and notice of acceleration are hereby waived by Borrower.

Except as provided in the Credit Agreement, this Acquisition Note may not be assigned by Lender to any Person.

THIS ACQUISITION NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

PIONEER DRILLING SERVICES, LTD., a Texas limited partnership

By:	PDC Mgmt. Co., a Texas corporation, General Partner

By:
Wm. Stacy Locke, President and Chief Executive Officer

EXHIBIT 1.1(b)(iii)

TO

CREDIT AGREEMENT

FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of October 29, 2004, between PIONEER DRILLING SERVICES, LTD., a Texas limited partnership (“Grantor”), and THE FROST NATIONAL BANK, a national banking association corporation, individually and in its capacity as Agent for Lenders.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among Grantor, Agent and Lenders (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), Lenders have agreed to make the Loans and to incur Letter of Credit Obligations on behalf of Grantor;

WHEREAS, in order to induce Agent and Lenders to enter into the Credit Agreement and the other Loan Documents and to induce Lenders to make the Loans and to incur Letter of Credit Obligations as provided for in the Credit Agreement, Grantor has agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Obligations;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             DEFINED TERMS.

1.1           All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.  All other terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein.

1.2           “Uniform Commercial Code jurisdiction” means the State of Texas.

2.             GRANT OF LIEN.

2.1           To secure the prompt and complete payment, performance and observance of all of the Obligations, Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Agent, for itself and the benefit of Lenders, a Lien upon all of its right, title and interest in, to and under the following personal property, whether now owned by or owing to, or hereafter acquired by or arising in favor of Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”):

(a)           all Accounts (including all Documents, Contracts and General Intangibles related to the Accounts); and

(b)           to the extent not otherwise included, all the Inventory, Equipment and Fixtures consisting of drilling rigs including, without limitation, those drilling rigs more particularly described on Exhibit A attached hereto, together with the drilling rig’s substructure, engine, braking system, drill pipe and drill collars; other related equipment; parts (including spare parts) of any of the foregoing; all replacements, accessories, additions, substitutions and accessions to all of the foregoing.

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2.2           In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce Agent and Lenders as aforesaid, Grantor hereby grants to Agent, for itself and the benefit of Lenders, a right of setoff against the property of Grantor held by Agent or any Lender, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to Agent or any Lender, for any purpose, including safekeeping, collection or pledge, for the account of Grantor, or as to which Grantor may have any right or power.

3.             AGENT’S AND LENDERS’ RIGHTS; LIMITATIONS ON AGENT’S AND LENDERS’ OBLIGATIONS.

3.1           It is expressly agreed by Grantor that, anything herein to the contrary notwithstanding, Grantor shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it  thereunder.  Neither Agent nor any Lender shall have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Agent or any Lender of any payment relating to any Contract or License pursuant hereto.  Neither Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

3.2           Agent may at any time after an Event of Default has occurred and be continuing (or if any rights of set-off (other than set-offs against an Account arising under the Contract giving rise to the same Account) or contra accounts may be asserted with respect to the following), without prior notice to Grantor, notify Account Debtors and other Persons obligated on the Collateral that Agent has a security interest therein, and that payments shall be made directly to Agent, for itself and the benefit of Lenders.  In such event and upon the request of Agent, Grantor shall so notify Account Debtors and other Persons obligated on Collateral.  Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, the affected Grantor shall not give any contrary instructions to such Account Debtor or other Person without Agent’s prior written consent.

3.3           Agent may at any time in Agent’s own name, in the name of a nominee of Agent or in the name of Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contracts and obligors in respect of Instruments to verify with such Persons, to Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, payment intangibles, Instruments or Chattel Paper.  If a Default or Event of Default shall have occurred and be continuing, Grantor, at its own expense, shall cause the independent certified public accountants then engaged by Grantor to prepare and deliver to Agent and each Lender at any time and from time to time promptly upon Agent’s request the following reports with respect to Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Agent may request.

4.             REPRESENTATIONS AND WARRANTIES.  GRANTOR REPRESENTS AND WARRANTS THAT:

4.1           Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than Permitted Encumbrances.

4.2           No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by Grantor in favor of Agent pursuant to this Security Agreement or the other Loan Documents, and (ii)  in connection with any other Permitted Encumbrances.

4.3           This Security Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statements listed on Schedule I hereto, a perfected Lien in favor of Agent, for itself and the benefit of Lenders, on the Collateral with respect to which a Lien may be perfected by filing pursuant to the Code.  Such Lien is prior to all other Liens, except Permitted Encumbrances that would be prior to Liens in

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favor of Agent for the benefit of Agent and Lenders as a matter of law, and is enforceable as such as against any and all creditors of and purchasers from Grantor other than purchasers and lessees of Inventory in the ordinary course of business.  All action by Grantor necessary or desirable to protect and perfect such Lien on each item of the Collateral has been duly taken or will be taken at the request of Agent.

4.4   Grantor’s name as it appears in official filings in the state of its incorporation or other organization, the type of entity of Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by Grantor’s state of incorporation or organization or a statement that no such number has been issued, Grantor’s state of organization or incorporation, the location of Grantor’s chief executive office, principal place of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral are set forth on Schedule II hereto.  Grantor has only one state of incorporation or organization.

4.5           With respect to the Accounts, except as specifically disclosed on the most recent Collateral Report delivered to Agent (i) they represent bona fide rendering of services to Account Debtors in the ordinary course of Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or asserted with respect thereto and Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom, except extensions, compromises, discounts or allowances allowed by Grantor in the ordinary course of Grantor’s business; (iii) to Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on Grantor’s books and records and any invoices, statements and Collateral Reports delivered to Agent and Lenders with respect thereto; (iv) Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor’s financial condition; and (v) Grantor has no knowledge that any Account Debtor is unable generally to pay its debts as they become due.  Further with respect to the Accounts (y) the amounts shown on all invoices, statements and Collateral Reports which may be delivered to the Agent with respect thereto are actually and absolutely owing to Grantor as indicated thereon and are not in any way contingent;; and (z) to Grantor’s knowledge, all Account Debtors have the capacity to contract.

4.6           With respect to any Inventory scheduled or listed on the most recent Collateral Report delivered to Agent pursuant to the terms of this Security Agreement or the Credit Agreement, (i) such Inventory is located at one of Grantor’s locations set forth on Schedule II hereto, (ii) no Inventory is now, or shall at any time or times hereafter be stored at any other location without Agent’s prior consent, and if Agent gives such consent, Grantor will concurrently therewith obtain, to the extent required by the Credit Agreement, bailee, landlord and mortgagee agreements, (iii) Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to Agent, for the benefit of Agent and Lenders, and except for Permitted Encumbrances, (iv) except as specifically disclosed in the most recent Collateral Report delivered to Agent, such Inventory is of good and merchantable quality, free from any defects, (v) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, and (vi) the completion of manufacture, sale or other disposition of such Inventory by Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which Grantor is a party or to which such property is subject.

4.7           All motor vehicles owned by Grantor are listed on Schedule III hereto, by model, model year and vehicle identification number (“VIN”).

5.             COVENANTS.  GRANTOR COVENANTS AND AGREES WITH AGENT, FOR THE BENEFIT OF AGENT AND LENDERS, THAT FROM AND AFTER THE DATE OF THIS SECURITY AGREEMENT AND UNTIL THE TERMINATION DATE:

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5.1           Further Assurances; Pledge of Instruments; Chattel Paper.

(a)           At any time and from time to time, upon the written request of Agent and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Agent may deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Agent of any License or Contract held by Grantor and to enforce the security interests granted hereunder; and (B) filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Loan Document as to those jurisdictions that are not Uniform Commercial Code jurisdictions.

(b)           Unless Agent shall otherwise consent in writing (which consent may be revoked), Grantor shall deliver to Agent all Collateral consisting of negotiable Documents, certificated securities, Chattel Paper and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after such Credit Party receives the same.

(c)           Grantor shall, in accordance with the terms of the Credit Agreement and receipt of a specific request from Agent, obtain or use its best efforts to obtain waivers or subordinations of Liens from landlords and mortgagees, and each Credit Party shall in all instances obtain signed acknowledgements of Agent’s Liens from bailees having possession of Grantor’s Goods that they hold for the benefit of Agent.

(d)           Intentionally Omitted.

(e)           Intentionally Omitted.

(f)            Intentionally Omitted.

(g)           Grantor shall take all steps necessary to grant the Agent control of all electronic chattel paper in accordance with the Code and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act, in each case that are part of or otherwise pertain to the Collateral.

(h)           Grantor hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral as required by Article 9 of the Code, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Grantor is an organization, the type of organization and any organization identification number issued to Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  Grantor agrees to furnish any such information to the Agent promptly upon request.  Grantor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(i)            Grantor shall promptly, and in any event within two (2) Business Days after the same is acquired by it, notify Agent of any commercial tort claim (as defined in the Code) acquired by it and associated or otherwise related to, directly or indirectly, with the Collateral, and unless otherwise consented by Agent, Grantor shall enter into a supplement to this Security Agreement, granting to Agent a Lien in such commercial tort claim.

5.2           Maintenance of Records.  Grantor shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral.

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5.3           Intentionally Omitted.

5.4           Indemnification.  In any suit, proceeding or action brought by Agent or any Lender relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, Grantor will save, indemnify and keep Agent and Lenders harmless from and against all expense (including reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Grantor, except in the case of Agent or any Lender, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction.  All such obligations of Grantor shall be and remain enforceable against and only against Grantor and shall not be enforceable against Agent or any Lender.

5.5           Compliance with Terms of Accounts, etc.  In all material respects, Grantor will perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

5.6           Limitation on Liens on Collateral.  Grantor will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Encumbrances, and will defend the right, title and interest of Agent and Lenders in and to any of Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever.

5.7           Limitations on Disposition.  Grantor will not sell, license, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as permitted by the Credit Agreement.

5.8           Further Identification of Collateral.  Grantor will, if so requested by Agent, furnish to Agent, as often as Agent requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in such detail as Agent may specify.

5.9           Notices.  Grantor will advise Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Loan Document.

5.10         Intentionally Omitted.

5.11         No Reincorporation.  Without limiting the prohibitions on mergers involving the Grantor contained in the Credit Agreement, Grantor shall not reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of Agent.

5.12         Terminations; Amendments Not Authorized.  Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent, subject to Grantor’s rights under Section 9.509(d)(2) of the Code.

5.13         Authorized Terminations.  Agent will promptly deliver to Grantor for filing or authorize Grantor to prepare and file termination statements and releases in accordance with Section 11.2(e) of the Credit Agreement.

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6.             AGENT’S APPOINTMENT AS ATTORNEY-IN-FACT.

On the Closing Date Grantor shall execute and deliver to Agent a power of attorney (the “Power of Attorney”) substantially in the form attached hereto as Exhibit B.  The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date.  The powers conferred on Agent, for the benefit of Agent and Lenders, under the Power of Attorney are solely to protect Agent’s interests (for the benefit of Agent and Lenders) in the Collateral and shall not impose any duty upon Agent or any Lender to exercise any such powers.  Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted  under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) Agent shall account for any moneys received by Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that none of Agent nor any Lender shall have any duty as to any Collateral, and Agent and Lenders shall be accountable only for amounts they actually receive as a result of the exercise of such powers.  NONE OF AGENT, LENDERS OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT  IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

7.             REMEDIES; RIGHTS UPON DEFAULT.

7.1           In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Agent may exercise all rights and remedies of a secured party under the Code.  Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving Grantor or any other Person notice and opportunity for a hearing on Agent’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk.  Agent or any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agent and Lenders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantor hereby releases.  Such sales may be adjourned and continued from time to time with or without notice.  Agent shall have the right to conduct such sales on Grantor’s premises or elsewhere and shall have the right to use Grantor’s premises without charge for such time or times as Agent deems necessary or advisable.

If any Event of Default shall have occurred and be continued, Grantor further agrees, at Agent’s request, to assemble the Collateral and make it available to Agent at a place or places designated by Agent which are reasonably convenient to Agent and Grantor, whether at Grantor’s premises or elsewhere.  Until Agent is able to effect a sale, lease, or other disposition of Collateral, Agent shall have the right, so long as an Event of Default has occurred and is continuing to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent.  Agent shall have no obligation to Grantor to maintain or preserve the rights of Grantor as against third parties with respect to Collateral while Collateral is in the possession of Agent.  Agent may, if it so elects, so long as an Event of Default has occurred and is continuing, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent’s remedies (for the benefit of Agent and Lenders), with respect to such appointment without prior notice or hearing as to such appointment.  Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of

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law, need Agent account for the surplus, if any, to Grantor.  To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against Agent or any Lender arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction.  Grantor agrees that ten (10) days prior notice by Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters.  Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys’ fees or other expenses incurred by Agent or any Lender to collect such deficiency.

7.2           Except as otherwise specifically provided herein, Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

7.3   To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent (i) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral.  Grantor acknowledges that the purpose of this Section 7.3 is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.3.  Without limitation upon the foregoing, nothing contained in this Section 7.3 shall be construed to grant any rights to Grantor or to impose any duties on Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.3.

7.4   Neither the Agent nor the Lenders shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof.  Neither the Agent nor the Lenders shall be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative.  To the extent it may lawfully do so, Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

8.             GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY.  FOR THE PURPOSE OF ENABLING AGENT TO EXERCISE RIGHTS AND REMEDIES UNDER SECTION 7 HEREOF

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(INCLUDING, WITHOUT LIMITING THE TERMS OF SECTION 7 HEREOF, IN ORDER TO TAKE POSSESSION OF, HOLD, PRESERVE, PROCESS, ASSEMBLE, PREPARE FOR SALE, MARKET FOR SALE, SELL OR OTHERWISE DISPOSE OF COLLATERAL) AT SUCH TIME AS AGENT SHALL BE LAWFULLY ENTITLED TO EXERCISE SUCH RIGHTS AND REMEDIES, GRANTOR HEREBY GRANTS TO AGENT, FOR THE BENEFIT OF AGENT AND LENDERS, AN IRREVOCABLE, NONEXCLUSIVE LICENSE (EXERCISABLE WITHOUT PAYMENT OF ROYALTY OR OTHER COMPENSATION TO GRANTOR) TO USE, LICENSE OR SUBLICENSE ANY INTELLECTUAL PROPERTY NOW OWNED OR HEREAFTER ACQUIRED BY GRANTOR, AND WHEREVER THE SAME MAY BE LOCATED, AND INCLUDING IN SUCH LICENSE ACCESS TO ALL MEDIA IN WHICH ANY OF THE LICENSED ITEMS MAY BE RECORDED OR STORED AND TO ALL COMPUTER SOFTWARE AND PROGRAMS USED FOR THE COMPILATION OR PRINTOUT THEREOF.

9.             LIMITATION ON AGENT’S AND LENDERS’ DUTY IN RESPECT OF COLLATERAL.  AGENT AND EACH LENDER SHALL USE REASONABLE CARE WITH RESPECT TO THE COLLATERAL IN ITS POSSESSION OR UNDER ITS CONTROL.  NEITHER AGENT NOR ANY LENDER SHALL HAVE ANY OTHER DUTY AS TO ANY COLLATERAL IN ITS POSSESSION OR CONTROL OR IN THE POSSESSION OR CONTROL OF ANY AGENT OR NOMINEE OF AGENT OR SUCH LENDER, OR ANY INCOME THEREON OR AS TO THE PRESERVATION OF RIGHTS AGAINST PRIOR PARTIES OR ANY OTHER RIGHTS PERTAINING THERETO.

10.          REINSTATEMENT.  THIS SECURITY AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT AND CONTINUE TO BE EFFECTIVE SHOULD ANY PETITION BE FILED BY OR AGAINST GRANTOR FOR LIQUIDATION OR REORGANIZATION, SHOULD GRANTOR BECOME INSOLVENT OR MAKE AN ASSIGNMENT FOR THE BENEFIT OF ANY CREDITOR OR CREDITORS OR SHOULD A RECEIVER OR TRUSTEE BE APPOINTED FOR ALL OR ANY SIGNIFICANT PART OF GRANTOR’S ASSETS, AND SHALL CONTINUE TO BE EFFECTIVE OR BE REINSTATED, AS THE CASE MAY BE, IF AT ANY TIME PAYMENT AND PERFORMANCE OF THE OBLIGATIONS, OR ANY PART THEREOF, IS, PURSUANT TO APPLICABLE LAW, RESCINDED OR REDUCED IN AMOUNT, OR MUST OTHERWISE BE RESTORED OR RETURNED BY ANY OBLIGEE OF THE OBLIGATIONS, WHETHER AS A “VOIDABLE PREFERENCE,” “FRAUDULENT CONVEYANCE,” OR OTHERWISE, ALL AS THOUGH SUCH PAYMENT OR PERFORMANCE HAD NOT BEEN MADE.  IN THE EVENT THAT ANY PAYMENT, OR ANY PART THEREOF, IS RESCINDED, REDUCED, RESTORED OR RETURNED, THE OBLIGATIONS SHALL BE REINSTATED AND DEEMED REDUCED ONLY BY SUCH AMOUNT PAID AND NOT SO RESCINDED, REDUCED, RESTORED OR RETURNED.

11.          NOTICES.  EXCEPT AS OTHERWISE PROVIDED HEREIN, WHENEVER IT IS PROVIDED HEREIN THAT ANY NOTICE, DEMAND, REQUEST, CONSENT, APPROVAL, DECLARATION OR OTHER COMMUNICATION SHALL OR MAY BE GIVEN TO OR SERVED UPON ANY OF THE PARTIES BY ANY OTHER PARTY, OR WHENEVER ANY OF THE PARTIES DESIRES TO GIVE AND SERVE UPON ANY OTHER PARTY ANY COMMUNICATION WITH RESPECT TO THIS SECURITY AGREEMENT, EACH SUCH NOTICE, DEMAND, REQUEST, CONSENT, APPROVAL, DECLARATION OR OTHER COMMUNICATION SHALL BE IN WRITING AND SHALL BE GIVEN IN THE MANNER, AND DEEMED RECEIVED, AS PROVIDED FOR IN THE CREDIT AGREEMENT.

12.          SEVERABILITY.  WHENEVER POSSIBLE, EACH PROVISION OF THIS SECURITY AGREEMENT SHALL BE INTERPRETED IN A MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SECURITY AGREEMENT SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SECURITY AGREEMENT.  THIS SECURITY AGREEMENT IS TO BE READ, CONSTRUED AND APPLIED TOGETHER WITH THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS WHICH, TAKEN TOGETHER, SET FORTH THE COMPLETE UNDERSTANDING AND AGREEMENT

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OF AGENT, LENDERS AND GRANTOR WITH RESPECT TO THE MATTERS REFERRED TO HEREIN AND THEREIN.

13.          NO WAIVER; CUMULATIVE REMEDIES.  NEITHER AGENT NOR ANY LENDER SHALL BY ANY ACT, DELAY, OMISSION OR OTHERWISE BE DEEMED TO HAVE WAIVED ANY OF ITS RIGHTS OR REMEDIES HEREUNDER, AND NO WAIVER SHALL BE VALID UNLESS IN WRITING, SIGNED BY AGENT AND THEN ONLY TO THE EXTENT THEREIN SET FORTH.  A WAIVER BY AGENT OF ANY RIGHT OR REMEDY HEREUNDER ON ANY ONE OCCASION SHALL NOT BE CONSTRUED AS A BAR TO ANY RIGHT OR REMEDY WHICH AGENT WOULD OTHERWISE HAVE HAD ON ANY FUTURE OCCASION.  NO FAILURE TO EXERCISE NOR ANY DELAY IN EXERCISING ON THE PART OF AGENT OR ANY LENDER, ANY RIGHT, POWER OR PRIVILEGE HEREUNDER, SHALL OPERATE AS A WAIVER THEREOF, NOR SHALL ANY SINGLE OR PARTIAL EXERCISE OF ANY RIGHT, POWER OR PRIVILEGE HEREUNDER PRECLUDE ANY OTHER OR FUTURE EXERCISE THEREOF OR THE EXERCISE OF ANY OTHER RIGHT, POWER OR PRIVILEGE.  THE RIGHTS AND REMEDIES HEREUNDER PROVIDED ARE CUMULATIVE AND MAY BE EXERCISED SINGLY OR CONCURRENTLY, AND ARE NOT EXCLUSIVE OF ANY RIGHTS AND REMEDIES PROVIDED BY LAW.  NONE OF THE TERMS OR PROVISIONS OF THIS SECURITY AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT BY AN INSTRUMENT IN WRITING, DULY EXECUTED BY AGENT AND GRANTOR.

14.          LIMITATION BY LAW.  ALL RIGHTS, REMEDIES AND POWERS PROVIDED IN THIS SECURITY AGREEMENT MAY BE EXERCISED ONLY TO THE EXTENT THAT THE EXERCISE THEREOF DOES NOT VIOLATE ANY APPLICABLE PROVISION OF LAW, AND ALL THE PROVISIONS OF THIS SECURITY AGREEMENT ARE INTENDED TO BE SUBJECT TO ALL APPLICABLE MANDATORY PROVISIONS OF LAW THAT MAY BE CONTROLLING AND TO BE LIMITED TO THE EXTENT NECESSARY SO THAT THEY SHALL NOT RENDER THIS SECURITY AGREEMENT INVALID, UNENFORCEABLE, IN WHOLE OR IN PART, OR NOT ENTITLED TO BE RECORDED, REGISTERED OR FILED UNDER THE PROVISIONS OF ANY APPLICABLE LAW.

15.          TERMINATION OF THIS SECURITY AGREEMENT.  SUBJECT TO SECTION 10 HEREOF, THIS SECURITY AGREEMENT SHALL TERMINATE UPON THE TERMINATION DATE.

16.          SUCCESSORS AND ASSIGNS.  THIS SECURITY AGREEMENT AND ALL OBLIGATIONS OF GRANTOR HEREUNDER SHALL BE BINDING UPON THE SUCCESSORS AND ASSIGNS OF GRANTOR (INCLUDING ANY DEBTOR-IN-POSSESSION ON BEHALF OF GRANTOR) AND SHALL, TOGETHER WITH THE RIGHTS AND REMEDIES OF AGENT, FOR THE BENEFIT OF AGENT AND LENDERS, HEREUNDER, INURE TO THE BENEFIT OF AGENT AND LENDERS, ALL FUTURE HOLDERS OF ANY INSTRUMENT EVIDENCING ANY OF THE OBLIGATIONS AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.  NO SALES OF PARTICIPATIONS, OTHER SALES, ASSIGNMENTS, TRANSFERS OR OTHER DISPOSITIONS OF ANY AGREEMENT GOVERNING OR INSTRUMENT EVIDENCING THE OBLIGATIONS OR ANY PORTION THEREOF OR INTEREST THEREIN SHALL IN ANY MANNER IMPAIR THE LIEN GRANTED TO AGENT, FOR THE BENEFIT OF AGENT AND LENDERS, HEREUNDER.   GRANTOR MAY NOT ASSIGN, SELL, HYPOTHECATE OR OTHERWISE TRANSFER ANY INTEREST IN OR OBLIGATION UNDER THIS SECURITY AGREEMENT.

17.          COUNTERPARTS.  THIS SECURITY AGREEMENT MAY BE AUTHENTICATED IN ANY NUMBER OF SEPARATE COUNTERPARTS, EACH OF WHICH SHALL COLLECTIVELY AND SEPARATELY CONSTITUTE ONE AND THE SAME AGREEMENT.  THIS SECURITY AGREEMENT MAY BE AUTHENTICATED BY MANUAL SIGNATURE, FACSIMILE OR, IF APPROVED IN WRITING BY AGENT, ELECTRONIC MEANS, ALL OF WHICH SHALL BE EQUALLY VALID.

18.          GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN

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ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN BEXAR COUNTY, CITY OF SAN ANTONIO, TEXAS, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GRANTOR, AGENT AND LENDERS PERTAINING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT, LENDERS AND GRANTOR ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF BEXAR COUNTY, AND, PROVIDED, FURTHER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT.  GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GRANTOR AT THE ADDRESS SET FORTH ON ANNEX I TO THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

19.          WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG AGENT, LENDERS, AND GRANTOR ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

20.          SECTION TITLES.  THE SECTION TITLES CONTAINED IN THIS SECURITY AGREEMENT ARE AND SHALL BE WITHOUT SUBSTANTIVE MEANING OR CONTENT OF ANY KIND WHATSOEVER AND ARE NOT A PART OF THE AGREEMENT BETWEEN THE PARTIES HERETO.

21.          NO STRICT CONSTRUCTION.  THE PARTIES HERETO HAVE PARTICIPATED JOINTLY IN THE NEGOTIATION AND DRAFTING OF THIS SECURITY AGREEMENT.  IN THE EVENT AN AMBIGUITY OR QUESTION OF INTENT OR INTERPRETATION ARISES, THIS SECURITY AGREEMENT SHALL BE CONSTRUED AS IF DRAFTED JOINTLY BY THE PARTIES HERETO AND NO PRESUMPTION OR BURDEN OF PROOF SHALL ARISE FAVORING OR DISFAVORING ANY PARTY BY VIRTUE OF THE AUTHORSHIP OF ANY PROVISIONS OF THIS SECURITY AGREEMENT.

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22.          ADVICE OF COUNSEL.  EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS SECURITY AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF SECTION 18 AND SECTION 19, WITH ITS COUNSEL.

23.        BENEFIT OF LENDERS.  ALL LIENS GRANTED OR CONTEMPLATED HEREBY SHALL BE FOR THE BENEFIT OF AGENT, INDIVIDUALLY, AND LENDERS, AND ALL PROCEEDS OR PAYMENTS REALIZED FROM COLLATERAL IN ACCORDANCE HEREWITH SHALL BE APPLIED TO THE OBLIGATIONS IN ACCORDANCE WITH THE TERMS OF THE CREDIT AGREEMENT.

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTOR:

PIONEER DRILLING SERVICES, LTD., a Texas limited partnership

By:	PDC Mgmt. Co., a Texas corporation, General Partner

By:
Wm. Stacy Locke, President and Chief Executive Officer

AGENT:

THE FROST NATIONAL BANK, a national banking association, as Agent and Lender

By:
Name:
Title:

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EXHIBIT B

to

SECURITY AGREEMENT

POWER OF ATTORNEY

This Power of Attorney is executed and delivered by PIONEER DRILLING SERVICES, LTD., a Texas limited partnership (“Grantor”) to THE FROST NATIONAL BANK, a national banking association (hereinafter referred to as “Attorney”), as Agent for the benefit of Agent and Lenders, under a Credit Agreement and a Security Agreement, both dated as of October 29, 2004, and other related documents (the “Loan Documents”).  No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocable waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney.  The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Grantor without Attorney’s written consent.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Grantor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, Grantor hereby grants to Attorney the power and right, on behalf of Grantor, without notice to or assent by Grantor, and at any time, to do the following: (a) change the mailing address of Grantor, open a post office box on behalf of Grantor, open mail for Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Grantor; (b) effect any repairs to any asset of Grantor, or continue to obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Grantor or its property; (d) defend any suit, action or proceeding brought against Grantor if Grantor does not defend such suit, action or proceeding or if Attorney believes that Grantor is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor’s property; (f) cause the certified public accountants then engaged by Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, the following reports: (a) a reconciliation of all accounts; (2) an aging of all accounts; (3) trial balances; (4) test verifications of such accounts as Attorney may request; and (5) the results of each physical verification of inventory; (g) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts and other matters relating thereto; (h) to file such financing statements with respect to the Security Agreement, with or without Grantor’s signature, or to file a photocopy of the Security Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in Grantor’s name such financing statements and amendments thereto and continuation statements which may require the Grantor’s signature; and (i) execute, in connection with sale provided for in any Loan Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of Grantor for all purposes, and to do, at Attorney’s option and Grantor’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Grantor’s property or assets and Attorney’s Liens thereon, all as fully and effectively as Grantor might

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do.  Grantor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor and Grantor has caused its seal to be affixed pursuant to the authority of its board of directors this        day of                                       , 2004.

GRANTOR:

PIONEER DRILLING SERVICES, LTD., a Texas limited partnership

By:	PDC Mgmt. Co., a Texas corporation, General Partner

By:
Wm. Stacy Locke, President and Chief Executive Officer

NOTARY PUBLIC CERTIFICATE

On this            day of                             , 2004, Wm. Stacy Locke who is personally known to me appeared before me in his capacity as the President and Chief Executive Officer of PIONEER DRILLING SERVICES, LTD. (“Grantor”) and executed on behalf of Grantor the Power of Attorney in favor of THE FROST NATIONAL BANK to which this Certificate is attached.

Notary Public

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